                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                           KERR-MCGEE CORPORATION
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

           NOTICE OF 2002
          ANNUAL MEETING OF
          STOCKHOLDERS AND
           PROXY STATEMENT
                                                                 2002
                                                        KERR-MCGEE CORPORATION
          [KERR-MCGEE LOGO]

                                                                                 March 25, 2002
                                       Dear Stockholders:
--------------------------

Tuesday, May 14, 2002                  On behalf of the Board of Directors, it is my pleasure
9:00 a.m.                              to invite you to Kerr-McGee Corporation's 2002 Annual
                                       Meeting of Stockholders, which will be held on Tuesday,
123 Robert S. Kerr Avenue              May 14, 2002, in the Robert S. Kerr Auditorium,
Oklahoma City, Oklahoma                Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma
                                       City, Oklahoma.

                                       Attached is the Notice of Meeting and Proxy Statement,
                                       which describes in detail the five matters on which you
                                       are being asked to vote. Also enclosed is Kerr-McGee's
                                       2001 Annual Report.

                                       Your vote is important no matter how many shares you
                                       own. Regardless of whether you plan to attend the
                                       meeting, I encourage you to promptly vote by telephone
                                       or Internet or complete and return the enclosed proxy
                                       card to ensure that your shares will be represented at
                                       the meeting.

                                       Sincerely yours,
                                       [LUKE R. CORBETT SIG]
                                       Luke R. Corbett,
                                       Chairman and Chief Executive Officer

                                     [LOGO]
                              KERR-MCGEE CORPORATION
   P. O. Box 25861 - OKLAHOMA CITY, OKLAHOMA 73125

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 25, 2002

To Our Stockholders:

      Kerr-McGee Corporation's 2002 Annual Meeting of Stockholders will be held at 9:00 a.m. on Tuesday, May 14, 2002, at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma.

      At the meeting, Stockholders will act on the following matters:

            1.    ELECTION OF THREE DIRECTORS;

            2.    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC
                ACCOUNTANTS;

            3.    APPROVAL OF THE 2002 ANNUAL INCENTIVE COMPENSATION PLAN;

            4.    APPROVAL OF THE 2002 LONG TERM INCENTIVE PLAN; AND

            5. APPROVAL OF THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF KERR-MCGEE OPERATING CORPORATION.

      These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Items 1 through 5.

      Stockholders of record of Kerr-McGee Corporation common stock at the close of business on March 15, 2002, are entitled to receive notice of and to vote at the meeting.

      It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please vote by telephone or Internet or complete and return the proxy card in the enclosed envelope as soon as possible.

                                          Sincerely,

                                          [GREGORY F. FISHER SIG]

                                          Gregory F. Pilcher
                                          Senior Vice President,
                                          General Counsel and Secretary

                             KERR-MCGEE CORPORATION
                               KERR-MCGEE CENTER
                                P. O. BOX 25861
                         OKLAHOMA CITY, OKLAHOMA 73125

                            PROXY STATEMENT FOR THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                          ON MAY 14, 2002 AT 9:00 A.M.

      The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Kerr-McGee Corporation (the "Company"). This Proxy Statement and the accompanying form of proxy are first being mailed to Stockholders on March 25, 2002.

      Stockholders of record may appoint proxies to vote their shares in one of three ways:

1.    Via Internet pursuant to the instructions on the Proxy Card;

2.    Calling the toll-free number on the enclosed Proxy Card; or

3. Signing, dating and mailing the enclosed Proxy Card in the envelope provided.

      Proxies will be voted as directed, unless revoked at or before the Annual Meeting on May 14, 2002. Any Stockholder who attends the Annual Meeting and elects to vote in person may at the meeting revoke a previously designated proxy. Otherwise, a Stockholder must advise the Corporate Secretary in writing of the revocation of a proxy.

      Under Section 216 of the Delaware General Corporation Law and the Kerr-McGee Corporation ByLaws (the "ByLaws"), a majority of the shares of the common stock of the Company, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. In all matters other than the election of directors and the amendment of the certificate of incorporation of Kerr-McGee Operating Corporation, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be the act of the Stockholders. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Approval of the amendment of the certificate of incorporation of Kerr-McGee Operating Corporation requires the affirmative vote of a majority of the shares of the common stock of the Company. Abstentions will have the effect of votes against a proposal; and broker nonvotes will have the effect of votes against approval of the amendment of the certificate of incorporation of Kerr-McGee Operating Corporation, but will have no effect on the vote with respect to other proposals.

                               VOTING SECURITIES

      The Company's only class of voting securities is its common stock having a par value of $1.00 per share ("Common Stock"), of which there were 100,231,560 shares outstanding as of the close of business on March 15, 2002, the record date for Stockholders entitled to receive notice of and to vote at this meeting. Each share is entitled to one vote. The number of shares outstanding does not include treasury stock, which will not be voted.

                            CORPORATE REORGANIZATION

      On August 1, 2001, in connection with its acquisition of HS
Resources, Inc., the Company completed a holding company reorganization in which Kerr-McGee Operating Corporation, which was formerly known as Kerr-McGee Corporation, changed its name and became a wholly owned subsidiary of the Company. Reference in this Proxy Statement to the Company includes business and Board activity conducted by the former Kerr-McGee Corporation before it reorganized as a subsidiary of the Company and changed its name to Kerr-McGee Operating Corporation.

                           AGENDA FOR ANNUAL MEETING

      Five items of business are scheduled for the 2002 Annual Meeting, as follows:

      1.    Election of three Directors;

      2. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants;

      3.    Approval of the 2002 Annual Incentive Compensation Plan;

      4.    Approval of the 2002 Long Term Incentive Plan; and

      5. Approval of the Amendment of the Amended and Restated Certificate of Incorporation of Kerr-McGee Operating Corporation.

A discussion of all five of these items follows.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" EACH OF THESE
ITEMS.

ITEM NO. 1

                          ELECTION OF THREE DIRECTORS

      The Board of Directors has nominated Matthew R. Simmons, Nicholas J. Sutton and Ian L. White-Thomson for election as Directors for a term expiring at the 2005 Annual Meeting and in each case until their respective successors are elected and qualified. The nominees are currently Directors of the Company whose terms expire at the 2002 Annual Meeting. John J. Murphy attained the age of 70 before the 2002 Annual Meeting, and is therefore not standing for re-election to the Board.

      The Board of Directors has fixed the number of Directors at 11 following the retirement of Mr. Murphy on May 14, 2002. The Company's Certificate of Incorporation and ByLaws provide that Directors shall be divided into three classes serving staggered three-year terms.

      None of the nominees are related to any executive officer of the Company, its subsidiaries, limited liability companies or affiliates. All nominees have consented to serve, and the Company has no reason to believe any nominee will be unavailable. Should any nominee become unavailable for any reason, the proxies will be voted for a substitute nominee to be named by the Board unless the number of Directors constituting a full board is reduced.

      Biographical and other information about each of the nominees is set forth in this Proxy Statement beginning on Page 4 under "Director Information".

      At the Annual Meeting the Stockholders will vote on the election of each of the nominees to the Board. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES.

                              DIRECTOR INFORMATION

      The following contains information concerning the Company's directors, including the three nominees standing for election at the Annual Meeting and the director who is retiring from the Board as of the Company's 2002 Annual Meeting of Stockholders. All information is as of March 1, 2002. Information about each director's ownership of Company common stock is contained on Page 8 under the caption "Security Ownership". Information about director compensation is contained on Page 9 under the caption "Information About the Board of Directors - Compensation".

--------------------------------------------------------------------------------

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                            (FOR A TERM ENDING 2005)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      MATTHEW R. SIMMONS, 58, is President of Simmons & Company
           [SIMMONS PHOTO]            International, a specialized investment banking firm that
                                      serves the worldwide energy services industry, a position he has held since the firm's founding in 1974. Mr. Simmons has served on the Company's Board of Directors since 1999. He
                                      chairs the Board's Executive Compensation Committee and is a member of the Board's Audit, Finance and Nominating
                                      Committees.

                                      NICHOLAS J. SUTTON, 57, was founder, Chairman and Chief
           [SUTTON PHOTO]             Executive Officer of HS Resources, Inc., an independent
                                      energy company from 1978 to August 2001, when the company
                                      was acquired by Kerr-McGee Corporation. Mr. Sutton has
                                      served on the Company's Board of Directors since
                                      January 2002. He is a member of the Board's Executive
                                      Compensation and Public Responsibility Committees.

                                      IAN L. WHITE-THOMSON, 65, retired as Chairman of the Board
        [WHITE-THOMSON PHOTO]         of U. S. Borax, Inc., a provider of borax and borate
                                      products, in June 1999, after serving in that position since
                                      1996. In addition, he was President and Chief Executive
                                      Officer of U. S. Borax, Inc. from 1988 to 1999, and Chief
                                      Executive Officer of Rio Tinto Borax Ltd. from 1995 to June
                                      1999. In September of 2001, Mr. White-Thomson retired as
                                      Executive Director of the Los Angeles Opera, a position he had held since 2000. Mr. White-Thomson has served on the
                                      Company's Board of Directors since 1999. He chairs the
                                      Board's Public Responsibility Committee and is a member of the Board's Audit and Executive Compensation Committees.

--------------------------------------------------------------------------------

                              CONTINUING DIRECTORS
                   (TERM EXPIRES AT THE 2003 ANNUAL MEETING)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      SYLVIA A. EARLE, 66, is Chair of Deep Ocean Exploration and
            [EARLE PHOTO]             Research, Inc., a position she has held since 1992, and
                                      since 1998 has been Explorer-in-Residence for the National
                                      Geographic Society. Dr. Earle has been a member of the
                                      Company's Board of Directors since 1999. She chairs the
                                      Board's Nominating Committee and is a member of the Board's
                                      Executive Compensation and Public Responsibility Committees.

                                      MARTIN C. JISCHKE, 60, is President of Purdue University, a
           [JISCHKE PHOTO]            position he has held since 2000. He was President of Iowa
                                      State University from 1991 to 2000. Dr. Jischke has served on the Company's Board of Directors since 1993. He is a
                                      member of the Board's Executive Compensation and Nominating
                                      Committees. Dr. Jischke also serves on the Board of
                                      Directors of Wabash National Corporation.

                                      LEROY C. RICHIE, 60, is Chairman and Chief Executive Officer
           [RICHIE PHOTO]             of Q Standards World Wide, Inc., a provider of publication and library services for technical standards, a position he has held since 2000. From 1999 to 2000 he served as Chairman and Chief Executive Officer of Capitol Coating
                                      Technologies, Inc. He was President of Intrepid World
                                      Communications from 1998 to 1999. From 1990 through 1997,
                                      Mr. Richie was Vice President and General Counsel for
                                      Automotive Legal Affairs of Chrysler Corporation.
                                      Mr. Richie has served on the Company's Board of Directors
                                      since 1998. He chairs the Board's Audit Committee and is a member of the Board's Executive Compensation, Finance and
                                      Nominating Committees. Mr. Richie serves on the Board of
                                      Directors of Infiniti, Inc. He also serves on the Boards of
                                      Directors of the companies in the Seligman family of
                                      investment companies, with the exception of Seligman Cash
                                      Management Fund, Inc.

--------------------------------------------------------------------------------

                              CONTINUING DIRECTORS
                   (TERM EXPIRES AT THE 2004 ANNUAL MEETING)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      WILLIAM E. BRADFORD, 67, is retired from Halliburton
          [BRADFORD PHOTO]            Company, a provider of energy and energy services, where he served as Chairman of the Board from 1998 to 2000. From 1996 to 1998, Mr. Bradford served as Chairman of the Board and
                                      Chief Executive Officer of Dresser Industries, Inc., now
                                      merged with Halliburton Company. Mr. Bradford has served on the Company's Board of Directors since 1999. He chairs the
                                      Board's Finance Committee and is a member of the Board's
                                      Executive Compensation and Nominating Committees.
                                      Mr. Bradford also serves on the Board of Directors of Valero
                                      Energy Corporation.

                                      LUKE R. CORBETT, 55, is Chairman of the Board and Chief
           [CORBETT PHOTO]            Executive Officer of the Company. He has served in that
                                      capacity since May 1999 and also from February 1997 to
                                      February 1999. Between February 1999 and May 1999, he
                                      served as Chief Executive Officer, and from 1995 to 1997, he served as President and Chief Operating Officer.
                                      Mr. Corbett, a member of the Company's Board of Directors
                                      since 1995, is an ex officio member of the Board's Finance and Public Responsibility Committees. He also serves on the
                                      Boards of Directors of OGE Energy Corp., BOK Financial
                                      Corporation and Noble Drilling Corporation.

                                      DAVID C. GENEVER-WATLING, 56, is President of GW Enterprises
       [GENEVER-WATLING PHOTO]        LLC, an investment and management firm, a position he has
                                      held since 1998. From 1997 to 2000, he was a Managing
                                      Director of SMG Management L.L.C., an investment firm, and from 1992 to 1995, he served as President and Chief
                                      Executive Officer of General Electric Industrial and Power
                                      Systems. Mr. Genever-Watling has served on the Company's
                                      Board of Directors since 1999. He is a member of the Board's
                                      Executive Compensation and Public Responsibility Committees.

                                      WILLIAM C. MORRIS, 63, is Chairman of the Board of J. & W.
           [MORRIS PHOTO]             Seligman & Co. Incorporated, Chairman of the Board of
                                      Tri-Continental Corporation and Chairman of the Boards of
                                      the companies in the Seligman family of investment
                                      companies, positions he has held since 1988. He also is
                                      Chairman of the Board of Carbo Ceramics, Inc., a position
                                      he has held since 1987. Mr. Morris has served on the
                                      Company's Board of Directors since 1977. He is a member of the Board's Executive Compensation, Finance and Public
                                      Responsibility Committees.

                                      FARAH M. WALTERS, 57, is President and Chief Executive
           [WALTERS PHOTO]            Officer of University Hospitals Health System, Cleveland,
                                      Ohio, a position she has held since 1992. Ms. Walters has
                                      served on the Company's Board of Directors since 1993. She is a member of the Board's Audit, Executive Compensation
                                      and Public Responsibility Committees. Ms. Walters also
                                      serves on the Board of Directors of PolyOne Corporation.

--------------------------------------------------------------------------------

                               RETIRING DIRECTOR
                   (TERM EXPIRES AT THE 2002 ANNUAL MEETING)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      JOHN J. MURPHY, 70, retired as Chairman of the Board of
           [MURPHY PHOTO]             Dresser Industries, Inc., a provider of hydrocarbon energy products and services, in 1996 after serving in that
                                      position since 1983. From January 1997 to 2000, he was a
                                      Managing Director of SMG Management L.L.C., an investment
                                      firm. Mr. Murphy has served on the Company's Board of
                                      Directors since 1990 and will retire from the Board on
                                      May 14, 2002. He is a member of the Board's Audit, Executive
                                      Compensation and Finance Committees. Mr. Murphy also serves on the Boards of Directors of Carbo Ceramics, Inc.;
                                      PepsiCo Inc.; W. R. Grace & Co.; and Shaw Industries, Ltd.

SECURITY OWNERSHIP

      The following table sets forth the number of shares of Common Stock beneficially owned as of December 31, 2001, by each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors and officers as a group, and the percentage represented by such shares of the total Common Stock outstanding on that date:

                                                   NUMBER OF SHARES   PERCENT
                                                   BENEFICIALLY         OF
NAME OR GROUP                                        OWNED            CLASS *
-------------------------------------------------  ---------            ----
William E. Bradford                                   13,030(1)(2)
Luke R. Corbett                                      578,270(2)
Sylvia A. Earle                                        5,619(2)
David C. Genever-Watling                              12,324(1)(2)
Martin C. Jischke                                      6,195(1)(2)
William C. Morris                                     42,266(2)
John J. Murphy                                         3,003(1)(2)
Leroy C. Richie                                        4,149(1)(2)
Matthew R. Simmons                                    13,120(1)(2)
Nicholas J. Sutton                                   160,102
Farah M. Walters                                       7,527(1)(2)
Ian L. White-Thomson                                   8,666(1)(2)
Kenneth W. Crouch                                     96,684(2)
Gregory F. Pilcher                                    48,639(2)
Robert M. Wohleber                                    51,401(2)
William P. Woodward                                   87,607(2)
All directors and executive
officers as a group, including
those named above                                  1,172,964(1)(2)      1.17%
-------------------------------------------------------------------------------
*  The percentage of shares beneficially owned by any single director, nominee or executive officer does not exceed 1%.

(1) Includes shares in the Stock Deferred Compensation Plan for Non-Employee Directors.

(2) Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of December 31, 2001: 5,648 shares for Mr. Genever-Watling; 2,327 shares each for Mr. Bradford, Dr. Earle and Mr. White-Thomson; and 666 shares each for Dr. Jischke, Mr. Morris, Mr. Murphy, Mr. Richie, Mr. Simmons and Ms. Walters; 460,900 shares for Mr. Corbett; 70,333 shares for Mr. Crouch; 30,599 shares for
       Mr. Pilcher; 38,332 shares for Mr. Wohleber; 63,900 shares for
       Mr. Woodward; and 825,254 shares for all directors and executive officers as a group.

                             INFORMATION ABOUT THE
                               BOARD OF DIRECTORS

OPERATIONS AND MEETINGS

      During 2001 the Board held six meetings, with each director attending 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which each such director served.

      Directors discharge their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and other members of management about matters of interest and concern to the Company.

COMPENSATION

      Directors who are not employees of the Company are paid an annual retainer fee of $30,000 and a fee of $1,000 for each Board meeting and committee meeting attended. Committee Chairs are paid an annual fee of $3,000. Under the 2000 Kerr-McGee Corporation Long Term Incentive Plan approved by the Stockholders at the 2000 Annual Meeting, non-employee Directors also receive an annual grant of 400 shares of restricted Common Stock and options to purchase 2,000 shares of Common Stock at the market price prevailing on the date of the grant. Directors are reimbursed for travel expenses and lodging.

      Pursuant to the Deferred Compensation Plan for Non-Employee Directors, any director who is not an employee of the Company may elect to defer any cash compensation until such person ceases to be a director, after which the deferred compensation, together with interest, will be paid in cash either in a single lump sum payment or in ten equal annual installments as determined by the Director at the time of enrollment in the Deferred Compensation Plan.

      Under the Stock Deferred Compensation Plan for Non-Employee Directors, any director who is not an employee of the Company may elect to defer compensation through the purchase of Common Stock on a year-by-year basis by notifying the Company on or before December 31 of the preceding year. Stock acquired pursuant to this nonqualified plan may not be distributed until 185 days after a participant ceases being a director.

COMMITTEES

      The Board has established and currently maintains an Audit Committee, an Executive Compensation Committee, a Finance Committee, a Nominating Committee and a Public Responsibility Committee, as standing committees.

      The Board established the Audit Committee in November 1973 to oversee the Company's financial reporting process. All members of the Committee are independent as defined under the Listing Standards of the New York Stock Exchange. The Committee is currently comprised of the following directors, none of whom are employees of the Company or its affiliates: Leroy C. Richie (Chair), John J. Murphy, Matthew R. Simmons, Farah M. Walters and Ian L. White-Thomson. The Audit Committee had two formal meetings in 2001. In addition, the

Chair of the Audit Committee held conference calls each quarter with the Company's independent public accountants and with the Company's Chief Accounting Officer in conjunction with the release of quarterly earnings. The Report of the Audit Committee begins on Page 28. The Audit Committee's Charter has been adopted by the Board of Directors and was attached to the 2001 Proxy Statement.

      The Executive Compensation Committee reviews the salaries determined by the Chief Executive Officer for all officers of the Company and recommends to the full Board such changes as it may deem appropriate. In addition, the Executive Compensation Committee or a subcommittee thereof determines the incentive compensation awards for all officers, and recommends to the Board of Directors the salary of the Chief Executive Officer. The Executive Compensation Committee or a subcommittee thereof also administers the Annual Incentive Compensation Plan, the Long Term Incentive Plan, the Executive Deferred Compensation Plan and the Supplemental Executive Retirement Plan. The Executive Compensation Committee is currently comprised of the following directors, none of whom are employees of the Company or its affiliates: Matthew R. Simmons (Chair), William E. Bradford, Sylvia A. Earle, David C. Genever-Watling, Martin
C. Jischke, William C. Morris, John J. Murphy, Leroy C. Richie, Nicholas J. Sutton, Farah M. Walters and Ian L. White-Thomson. The Committee met three times in 2001. The report of the Executive Compensation Committee begins on Page 30.

      The Finance Committee reviews the annual budget and makes recommendations to the full Board regarding budget and financial matters. The Finance Committee currently consists of the following directors: William E. Bradford (Chair), William C. Morris, John J. Murphy, Leroy C. Richie and Matthew R. Simmons. Luke
R. Corbett, Chairman of the Board and Chief Executive Officer, is an ex officio member. The Committee met twice in 2001.

      The Nominating Committee recommends nominees for election to the Board of Directors. The Nominating Committee will consider recommendations for the position of director submitted by Stockholders in writing in accordance with the Company's ByLaws to the Corporate Secretary, Kerr-McGee Corporation, P.O. Box 25861, Oklahoma City, Oklahoma 73125. To make a nomination, Stockholders should contact the Corporate Secretary to obtain a copy of the ByLaws. The Nominating Committee currently consists of the following directors, none of whom are employees of the Company or its affiliates: Sylvia A. Earle (Chair), William E. Bradford, Martin C. Jischke, Leroy C. Richie and Matthew R. Simmons. The Committee met one time in 2001.

      The Public Responsibility Committee meets when necessary to review and make recommendations to the Board of Directors regarding corporate governance and related matters as and when such matters arise. The Public Responsibility Committee consists of the following directors: Ian L. White-Thomson (Chair), Sylvia A. Earle, David C. Genever-Watling, William C. Morris, Nicholas J. Sutton and Farah M. Walters. Luke R. Corbett, Chairman of the Board and Chief Executive Officer, is an ex officio member. The Committee did not meet in 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the year 2001, Carbo Ceramics, Inc., provided goods and services to the Company in the ordinary course of business totaling $412,248. William C. Morris is Chairman of the Board and controlling stockholder of Carbo
Ceramics, Inc.

      Nicholas J. Sutton performed consulting services for the Company during 2001 and received $375,000 as compensation for such services. Mr. Sutton ceased his consulting services at the end of 2001, prior to becoming a director of the Company.

ITEM NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed Ernst & Young LLP as the Company's independent public accountants for 2002 in accordance with the recommendation of the Audit Committee. Arthur Andersen LLP served as the Company's independent public accountants for the year ended December 31, 2001.

      The audit reports of Arthur Andersen LLP on the Company's consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two fiscal years ended December 31, 2001 and 2000 and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      Representatives of Arthur Andersen LLP and Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions from Stockholders.

      At the Annual Meeting, the Stockholders will vote on the ratification of the appointment of Ernst & Young LLP as independent public accountants for 2002. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

      If the appointment of Ernst & Young LLP is not ratified by the Stockholders, if Ernst & Young LLP ceases to act as the Company's independent public accountants, or if the Board of Directors removes Ernst & Young LLP as the Company's independent public accountants, the Board will appoint another independent public accounting firm. The engagement of a new independent public accounting firm for 2003 will be subject to ratification by the Stockholders at the 2003 Annual Meeting.

ITEM NO. 3

APPROVAL OF THE 2002 ANNUAL INCENTIVE COMPENSATION PLAN

      The Board of Directors has approved and recommends that the Stockholders vote for the approval of the Kerr-McGee Corporation 2002 Annual Incentive Compensation Plan (the "2002 AICP"). The Board of Directors believes "at risk" compensation is a significant factor in stimulating executive performance to increase stockholder value. The 2002 AICP is designed to link pay and performance by providing the Company's officers with the opportunity to receive an annual cash award based on the achievement of pre-established performance goals.

      The 2002 AICP is structured to ensure that any amounts in excess of $1 million paid under the 2002 AICP to the Chief Executive Officer or any of the four other highest paid officers of the Company qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended ("IRS Code"), and the applicable regulations. Stockholder approval is required to satisfy the requirements of IRS Code Section 162(m).

      The 2002 AICP will afford greater flexibility in the form and payment of awards to meet changing business needs. The Board's approval and recommendation of the 2002 AICP follows a review and evaluation of the Company's existing compensation plans and a comparison with incentive compensation plans offered by other comparable companies to their key employees. A summary of the 2002 AICP follows and is qualified by reference to the full text of the 2002 AICP, which is included in this Proxy Statement as Exhibit A.

      At the Annual Meeting the Stockholders will vote on the approval of the 2002 AICP. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE KERR-MCGEE CORPORATION 2002 ANNUAL INCENTIVE COMPENSATION PLAN.

             SUMMARY OF THE 2002 ANNUAL INCENTIVE COMPENSATION PLAN

TERM

      If approved by the Stockholders, the 2002 AICP will be effective as of May 14, 2002, and will continue until terminated by the Board. The 2002 AICP will replace the existing AICP that was approved by the Stockholders in 1998, except that the 1998 AICP will continue to govern any payments that may be made for the 2001 plan year.

PURPOSE

      The 2002 AICP links pay and performance by providing the Company's officers with an opportunity to receive an annual cash award based upon the achievement of pre-established performance goals. The performance goals are determined by a committee of the Board of Directors and are intended to align the interests of plan participants with those of the Company and its shareholders.

ADMINISTRATION

      The 2002 AICP will be administered by a committee of the Board of Directors comprised solely of two or more members who qualify as "outside directors" under IRS Code Section 162(m) (the "Committee"). Currently, that Committee will be a subcommittee of the Board's Executive Compensation Committee. Subject to the terms of the 2002 AICP, the Committee will have the authority to determine the size, terms and conditions of awards under the 2002 AICP, to construe and interpret the 2002 AICP, to amend the terms and conditions of any outstanding award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the 2002 AICP, and to make all other determinations which may be necessary or advisable for administration of the 2002 AICP.

ELIGIBILITY

      All elected officers of the Company as of the last day of a Plan Year, at or above the level of corporate Vice President, are eligible to participate in the 2002 AICP for that Plan Year.

AWARDS UNDER THE 2002 AICP

      Not later than 90 days after the beginning of each fiscal year, the Committee will select one or more performance measures, establish written performance goals with respect to each selected performance measure and determine the award opportunities for that fiscal year.

      The performance measures may be based on any combination of corporate, division and/or individual goals. For each performance measure, the Committee will establish performance goals which will be used to determine award opportunities. For example, the Committee may establish various levels of Company pretax income as performance goals and link each such performance goal to an award opportunity. The performance measures, performance goals and award opportunities may vary among officers and from year to year. The Committee may establish minimum levels of performance goal achievement below which awards will not be paid.

      As soon as practicable after the end of the fiscal year, the Committee will assess performance to determine AICP awards for each of the Company's officers.

      The 2002 AICP provides that the maximum award payable to any officer in connection with any one fiscal year shall not exceed $3,000,000. Additionally, the total of awards payable for one Plan Year to proxy-named officers shall not exceed 1.5% of the Company's cash flow as calculated by the Committee for the immediately preceding fiscal year and the award payable to any one proxy-named officer under the 2002 AICP for a Plan Year shall not exceed 0.5% of the Company's cash flow as calculated by the Committee for the immediately preceding fiscal year.

      The 2002 AICP provides that the performance measures that may serve as determinants of an officer's award opportunities may consist of financial and operating measures of the Company or its divisions such as pretax income, net income, earnings per share, revenues, expenses, return on assets, return on equity, return on investment, net profit margin, operating profit margin, operating cash flow, total stockholder return, capitalization, liquidity, reserve adds or replacement, finding and development costs, results of customer satisfaction surveys and other measures of quality, safety, productivity or process improvement, or other measures as determined by the Committee. Performance goals may be determined solely by reference to the performance of the Company, its subsidiaries or limited liability companies, or any division or unit of the Company, or they may be based upon comparisons of any of the performance measures relative to other companies. In assessing a performance goal with respect to any of these performance measures, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, such as a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U.S. generally accepted accounting principles.

      As provided in the 2002 AICP, the Committee has negative discretion to reduce or eliminate any or all final awards that would otherwise be paid. However, the Committee may not exercise discretion to increase the award otherwise payable to an officer.

      An officer's award opportunities will be established as a function of the officer's base salary. For this purpose, an officer's base salary is not reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company. Base salary does not include any payments under the 2002 AICP or any other Company bonus plan, and does not include compensation in the form of stock options, incentive pay or special awards.

      In the event that changes are made to IRS Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to any award opportunities under the 2002 AICP, the Committee may exercise such greater flexibility consistent with the terms of the 2002 AICP without regard to the restrictive provisions of the 2002 AICP.

PAYMENT OF AWARDS

      Awards under the 2002 AICP are payable within 75 days after the award is approved by the Committee. Subject to the terms of the Company's Executive Deferred Compensation Plan (the "EDCP"), an officer eligible to participate in the EDCP may defer the receipt of some or all of the officer's award. If all or a portion of an officer's award is not deductible by the Company under
Section 162(m), the Committee may, in its discretion, require that payment of the nondeductible portion of such award be deferred under a Company sponsored deferred compensation plan.

      If before an award is actually paid to an officer with respect to a performance period the officer ceases to be a regular, full time employee of the Company for a reason other than death, total disability or retirement, the officer's eligibility under the 2002 AICP shall terminate and no award will be paid. In the event a participating officer (who was an officer as of the first day of a Plan Year) terminates employment due to death, total disability or retirement, such officer shall be entitled to a pro rata portion of the award calculated based on the actual base salary earned by such officer. An officer who becomes eligible for the 2002 AICP during the Plan Year will be eligible for a pro-rata award based upon his or her compensation while an eligible officer.

AMENDMENTS

      The Board of Directors may modify, amend, suspend or terminate the 2002 AICP at any time.

CHANGE IN CONTROL

      Except as otherwise provided in an officer's continuity agreement, in the event of a change in control of the Company, each officer will, in the sole discretion of the Committee, receive a payment of the officer's incentive award for the fiscal year during which the change in control occurs. In these circumstances, the Committee will determine the award based on performance during the fiscal year until the date of the change in control. This award will be paid to the officer within 75 days after the effective date of the change in control.

      A change in control occurs (a) upon a change in any two year period in a majority of the members of the Board of Directors of the Company, as defined in the 2002 AICP, (b) if any person becomes the beneficial owner, directly or indirectly, of 25% or more of the Company's outstanding Common Stock, (c) upon the consummation of a merger or consolidation of the Company with any other corporation, a sale of 50% or more of the Company's assets, the liquidation or dissolution of the Company or a combination of the foregoing transactions ("Transactions") other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power of the surviving corporation(s), or (d) if a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction, if taken, will be deemed a change in control and such proposed transaction is effected.

OTHER MATTERS

      As discussed above, awards that may be paid under the 2002 AICP for fiscal 2002 and future years are dependent on the attainment of performance goals established annually by the Committee, as well as the Committee's authority, subject to the terms of the 2002 AICP, to reduce or eliminate such awards. Accordingly, the amounts, if any, that may be paid under the 2002 AICP in the future cannot presently be determined. If the Stockholders do not approve the 2002 AICP, no payments will be made under the 2002 AICP, and the 1998 AICP will continue in effect. The Executive Compensation Committee will review the Company's executive compensation program in light of such vote and the principles described in its Report on Executive Compensation.

ITEM NO. 4

APPROVAL OF THE 2002 LONG TERM INCENTIVE PLAN

      The Board of Directors has approved and recommends that the Stockholders vote for the approval of the Kerr-McGee Corporation 2002 Long Term Incentive Plan (the "2002 Plan") to replace the 2000 Long Term Incentive Plan (the "2000 Plan"). The Board believes the 2002 Plan will enhance the Company's ability to attract and retain outstanding employees and non-employee directors. The 2002 Plan is designed to ensure that amounts paid and stock issued upon exercise of stock options under the 2002 Plan qualify as performance-based compensation that is deductible under IRS Code Section 162(m).

      The Board's approval and recommendation of the 2002 Plan follows a review and evaluation of the Company's existing compensation plans and a comparison of those plans with the programs offered by comparable companies. While the 2002 Plan represents, in part, a continuation of the Company's stock option program, which has been in effect since 1950, it also provides flexibility in the form and payment of awards to meet changing business needs.

      The 2002 Plan includes provisions which provide for the grant or award of
(a) stock options, (b) stock appreciation rights (SARs), (c) restricted stock and (d) performance awards. The 2002 Plan would permit total equity awards over the life of the 2002 Plan of up to 7,000,000 shares, subject to the following limits:

(a)  Aggregate limits on     1,750,000
     shares designated for
     restricted stock and
     performance awards to
     employees

(b)  Aggregate limits on       300,000
     shares designated for
     stock options and
     restricted stock to
     non-employee
     directors, of which no
     more than 100,000
     shares may be
     restricted stock

      If the 2002 Plan is approved, the current 2000 Plan will be terminated, except as to outstanding options and restricted stock, which will remain subject to the terms of the 2000 Plan. A summary of the 2002 Plan follows and is qualified by reference to the full text of the 2002 Plan, which is included in this Proxy Statement as Exhibit B.

      At the Annual Meeting the Stockholders will vote on the approval of the 2002 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE KERR-MCGEE CORPORATION 2002 LONG TERM INCENTIVE PLAN.

SUMMARY OF THE 2002 LONG TERM INCENTIVE PLAN

TERM

      If approved by the Stockholders, the 2002 Plan will be effective as of May 14, 2002. The 2002 Plan will terminate on May 13, 2012, unless terminated earlier by the Board of Directors. Termination of the 2002 Plan will not affect grants made prior to termination, but grants may not be made after termination.

PURPOSE

      The purpose of the 2002 Plan is to align the personal financial interests of key employees and non-employee directors with the Company's stockholders. The 2002 Plan includes provisions for stock options, restricted stock, stock appreciation rights ("SARs") and performance awards.

ADMINISTRATION

      The 2002 Plan will be administered by a committee of the Board of Directors comprised solely of two or more members who qualify as "outside directors" under IRS Code Section 162(m) (the "Committee"). Currently, that Committee will be a subcommittee of the Board's Executive Compensation Committee. Subject to the terms of the 2002 Plan, the Committee will have authority (i) to determine the employees eligible to participate in the 2002 Plan, (ii) to determine the form and terms of, and the conditions and restrictions applicable to, grants and awards under the 2002 Plan, (iii) to adopt rules and regulations with respect to the administration of the 2002 Plan,
(iv) to amend or rescind such rules and regulations and make such other determinations as the Committee deems necessary or appropriate, (v) to amend the terms and conditions of any outstanding grant or award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the 2002 Plan, subject to limitations otherwise applicable under the 2002 Plan, including those contained in Article XIII, which among other limitations prohibit the repricing of options without further Stockholder approval, and
(vi) to take any action that the Committee deems necessary to comply with any government laws or regulatory requirements.

ELIGIBILITY

      Eligibility under the 2002 Plan is limited to employees of the Company and its affiliates and the Company's non-employee directors. The Committee, in its sole discretion, shall determine which employees are eligible to participate in the 2002 Plan, and only those employees identified by the Committee as able to affect the equity value of the Company through significant contributions to Company profitability and growth will be selected for participation. The Company currently estimates that approximately 650 employees will participate in the 2002 Plan.

SECURITIES SUBJECT TO THE 2002 PLAN

      The maximum number of shares of Common Stock that may be issued under the 2002 Plan in satisfaction of exercised options or SARs issued as restricted stock or issued under the Performance Plan may not exceed, in the aggregate, 7,000,000. No more than 1,750,000 of the 7,000,000 shares available under the 2002 Plan may be used for grants of restricted stock and performance awards to eligible employees. In addition, no more than a total of 300,000 of the 7,000,000 shares under the 2002 Plan may be used for grants of restricted stock and stock options to non-employee directors, and no more than 100,000 of the 300,000 shares available to non-employee directors may be granted in the form of restricted stock. If any stock option granted pursuant to the 2002 Plan terminates, expires or lapses, or any restricted shares of Common Stock granted pursuant to the 2002 Plan are forfeited, any shares of Common Stock subject to such option or restricted stock will again be available for grant unless, in the case of stock options granted under the 2002 Plan, related SARs have been exercised. Because the grant of awards under the 2002 Plan is at the discretion of the Committee, it is not possible to indicate what awards will be made to persons eligible for participation in the 2002 Plan.

      In the event of a stock split, merger, reorganization, recapitalization, stock dividend or other event described under the terms of the 2002 Plan, the Committee will make appropriate adjustments to the number of shares subject to grants or awards previously made to participants, in the exercise price per share of stock options previously granted to participants and in the number and kinds of shares which may be distributed under the 2002 Plan. Appropriate adjustments will also be made by the Committee in the terms of SARs to reflect any change with respect to the number of issued and outstanding shares of Common Stock.

STOCK OPTIONS

      The 2002 Plan authorizes grants of stock options to non-employee directors and eligible employees from time to time as determined by the Committee. Subject to the limits of the 2002 Plan, the Committee may grant options under the 2002 Plan for such number of shares and having such terms as the Committee designates; however, the maximum number of options that may be granted to any one employee may not exceed 1,750,000 over the life of the 2002 Plan.

      Under the terms of the 2002 Plan, the Committee shall specify whether or not any option is intended to be an incentive stock option ("Incentive Stock Option") as described in Section 422 of the IRS Code or a nonstatutory or nonqualified stock option ("Nonqualified Stock Option"). The aggregate value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all Company plans may not exceed $100,000. Incentive Stock Options may not be exercised more than ten years from the date of grant, and Nonqualified Stock Options may not be exercised more than ten years and one day from the date of grant. The Committee may provide for options to be exercisable in installments during the term of the option and the Committee may also accelerate the time at which an installment portion of an outstanding option may be exercisable.

      Each stock option shall have an exercise price that is not less than the fair market value of the Common Stock on the date the option is granted.

      Payment for shares received upon exercise of a stock option may be made by an optionee in cash, shares of Common Stock, shares of Common Stock subject to restrictions, a combination of the foregoing, through a cashless exercise with a broker, or, in the discretion of the Committee, by the Company withholding shares of Common Stock equal in value to the exercise price of the stock option.

      A stock option will terminate and may no longer be exercised three months after an optionee ceases to be an employee or non-employee director for any reason other than total disability, death or retirement (as defined under the 2002 Plan).

      In the event an employee ceases employment due to total disability, death (including death within three months after termination of employment) or retirement, all outstanding options at the time of such employee's termination of employment will vest and will be exercisable during the remaining term of the option, not to exceed four years, as set forth in the option agreement.

      If a non-employee director's service is terminated by reason of total disability, death or retirement, outstanding options will vest and remain exercisable for the remaining term of the option.

      In the event of an employee or non-employee director's death while in service of the Company, all outstanding options at the time of the optionee's death (including as to employees, death within three months after termination of employment) will be exercisable within the remainder of the applicable term of the option thereafter by the executor or administrator of the deceased optionee's estate or the person or persons to whom the optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

      Under no circumstances will any option be exercisable after it has terminated or expired.

STOCK APPRECIATION RIGHTS

      The 2002 Plan also authorizes the Committee to affix SARs to stock options either at the time the option is granted or at any date prior to the option's expiration. SARs provide an optionee the right to surrender all or a portion of an option and receive from the Company a payment, in shares of Common Stock, cash, or a combination thereof, equal to the excess of the fair market value of the shares of Common Stock for which the SAR is exercised over the aggregate option exercise price of such shares under the related option at the time of surrender. In addition, each outstanding SAR will be automatically exercised on the day prior to the expiration of the related option if the fair market value of the Common Stock on such date exceeds the relevant option exercise price. SARs are exercisable only to the extent that the related options are exercisable. The exercise of any option will result in an immediate forfeiture of its related SAR, and the exercise of a SAR will cause an immediate forfeiture of its related option.

RESTRICTED STOCK

      The Committee will determine the nature and extent of the restrictions on grants of restricted stock, the duration of such restrictions, and any circumstances under which restricted shares will be forfeited; however, the maximum number of shares of restricted stock that may be awarded to any one individual is 400,000 over the life of the 2002 Plan. Restricted shares will be deposited with the Company during the period of any restriction thereon and, except as otherwise provided by the Committee during any such period of restriction, recipients shall have all of the rights of a holder of Common Stock, including but not limited to voting rights and the right to receive dividends. The Committee may establish rules concerning the impact of the termination of employment (by reason of retirement, total disability, death or otherwise) on the applicability of any outstanding restrictions.

PERFORMANCE AWARDS

      The 2002 Plan permits the Committee to grant performance awards to eligible employees under the 2002 Plan from time to time. Performance awards may include performance units valued by reference to financial measures or property other than Common Stock and performance shares valued by reference to shares of Common Stock.

      Under the terms of the 2002 Plan, the Committee will establish the time period of not less than one year over which performance will be measured (the "Performance Period") and the criteria to be used by the Committee to evaluate the Company's performance with respect to each Performance Period. Such criteria may include financial or operating measures of the Company or its divisions, such as pretax income, net income, earnings per share, revenue, expenses, return on assets, return on equity, return on investment, net profit margin, operating profit margin, operating cash flow, total stockholder return, capitalization, liquidity, reserve adds or replacement, finding and development costs, results of customer satisfaction surveys and other measures of quality, safety, productivity, cost management or process improvement or other criteria established by the Committee, or they may be based on the Company's performance compared with one or more selected companies. Payment of earned performance awards may be made to participants in cash, Common Stock, restricted Common Stock, other property or a combination of the foregoing as determined by the Committee.

      In the event a performance plan participant is involuntarily terminated without cause or terminates employment due to death, total disability or retirement after completing at least 50% of the Performance Period for an award, the participant will be entitled to a pro rata portion of the award if the Committee determines the indicators of performance are met.

      The cash or fair market value of Common Stock covered by all performance awards granted under the 2002 Plan during a calendar year will not exceed 1.5% of the average cash flow for the Company for the three fiscal years immediately preceding the grant, as calculated by the Committee, and the cash or fair market value of Common Stock covered by all performance awards granted to an individual under the 2002 Plan during a calendar year will not exceed 0.5% of the average cash flow for the Company for the three fiscal years immediately preceding the grant, as calculated by the Committee.

DEFERRAL OF PAYMENT

      Subject to the terms of the Company's Executive Deferred Compensation Plan (the "EDCP"), an officer or other key employee eligible to participate in the EDCP may defer the receipt of some or all of the cash or Common Stock receivable pursuant to a stock option, SAR or restricted stock.

AMENDMENT

      The Board may at any time terminate or amend the 2002 Plan in any respect, except that the Board may not, without further approval of the Stockholders, amend the 2002 Plan so as to (i) increase the number of shares of Common Stock which may be issued under the 2002 Plan (except for adjustments in the number of shares permitted with respect to certain mergers, consolidations or recapitalizations as described under "Securities Subject to the 2002 Plan" above); (ii) change terms of the 2002 Plan relating to the establishment of the exercise prices under options granted; (iii) extend the duration of the 2002 Plan beyond May 13, 2012; or (iv) increase the maximum dollar amount of Incentive Stock Options which an individual Optionee may exercise during any calendar year beyond that permitted in the IRS Code and applicable rules and regulations of the U.S. Treasury Department. No amendment or termination of the 2002 Plan may, without the consent of an affected participant, alter or impair any of the rights or obligations under any options or other rights theretofore granted such participant under the 2002 Plan.

CHANGE IN CONTROL

      In the event of a change in control, any outstanding options or SARs that have not yet vested shall vest effective as of such date, restrictions on restricted stock shall lapse, and participants who have previously been awarded performance awards shall earn no less than the participant would have earned if the Performance Period terminated as of such date.

      A change in control occurs (a) upon a change in any two year period in a majority of the members of the Board of Directors of the Company, as defined in the 2002 Plan, (b) if any person becoming the beneficial owner, directly or indirectly, of 25% or more of the Company's outstanding Common Stock, (c) upon the consummation of a merger or consolidation of the Company with any other corporation, a sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions ("Transactions") other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power of the surviving corporation(s), or (d) if a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction, if taken, will be deemed a change in control and such proposed transaction is effected.

FEDERAL INCOME TAX EFFECTS

      The federal income tax consequences applicable to the Company in connection with an Incentive Stock Option, Nonqualified Stock Option, SAR, restricted stock or performance award are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income with respect to grants of restricted stock, stock options, SARs or performance awards, as follows:

          (A) PAYMENTS IN RESPECT OF PERFORMANCE AWARDS. Any cash and/or the fair market value of any Common Stock received as payments in respect of performance awards under the 2002 Plan will constitute ordinary income to the employee in the year in which paid, and the Company will be entitled to a deduction in the same amount.

          (B) INCENTIVE STOCK OPTIONS. The grant of an Incentive Stock Option will not result in any immediate tax consequences to the Company or the optionee. An optionee will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an Incentive Stock Option, but the excess of the fair market value of the Common Stock acquired over the option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the Common Stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the Common Stock will be treated as long-term capital gain or loss and the Company will not be entitled to any deduction. If the optionee disposes of the Common Stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income. Any amount realized by the optionee in excess of the fair market value of the Common Stock on the date of exercise will be taxed to the optionee as capital gain.

          (C) NONQUALIFIED STOCK OPTIONS. The grant of a Nonqualified Stock Option will not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a Nonqualified Stock Option, the optionee will generally realize ordinary income. However, an employee who is subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934 with respect to the stock acquired will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the excess of the fair market value of the Common Stock at the time of such lapse over the option price, unless the employee elects to be taxed on the date of exercise. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the optionee.

          (D) STOCK APPRECIATION RIGHTS. Upon the exercise of any SAR, any cash received and the fair market value on the exercise date of any Common Stock received will constitute ordinary income to the grantee. The Company will be entitled to a deduction in the same amount and at the same time.

          (E) RESTRICTED STOCK. An employee generally will not realize taxable income upon an award of restricted stock. However, an employee who receives restricted stock, either as a grant or in payment of a performance award, will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the Common Stock at the time of such lapse unless the employee elects to realize ordinary income on the date of receipt of the restricted Common Stock. At the time the employee realizes ordinary income, the Company will be entitled to deduct the same amount as the ordinary income realized by the employee.

          (F) IRS CODE SECTION 162(M). Payments or grants (excluding restricted stock) under the 2002 Plan are intended to qualify as "qualified performance-based compensation" under the IRS Code and the applicable regulations.

ACCOUNTING

      During the period that SARs are outstanding, the Company will accrue as an expense the amount, if any, by which the fair market value of the Common Stock exceeds the exercise price of any related option.

ITEM NO. 5

APPROVAL OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF KERR-MCGEE OPERATING CORPORATION - THE AMENDMENT WOULD CHANGE THE VOTING RIGHTS OF STOCKHOLDERS

      On August 1, 2001, in connection with its acquisition of HS
Resources, Inc., the Company completed a holding company reorganization in which Kerr-McGee Operating Corporation ("Sub"), which was formerly known as Kerr-McGee Corporation, changed its name and became a wholly owned subsidiary of the Company. This reorganization was conducted in accordance with Section 251(g) of the Delaware General Corporation Law and did not require the approval of Sub's stockholders. In connection with the reorganization and pursuant to the requirements of Section 251(g), Sub's Certificate of Incorporation was amended to add the following Article:

      "SIXTEENTH: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires under the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to
      Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Kerr-McGee Corporation by the same vote that is required by the General Corporation Law of the State of Delaware and/or this Amended and Restated Certificate of Incorporation."

      This provision requires Sub, in addition to obtaining the vote of its sole stockholder, the Company, to also obtain the vote of the Company's stockholders before Sub takes certain actions requiring stockholder approval, such as a merger, a sale of all or substantially all of its assets, an amendment to its certificate of incorporation or its corporate dissolution. Absent a provision like Article Sixteenth, there is no general requirement under Delaware law that stockholders of a parent entity vote on transactions involving the parent entity's wholly owned subsidiaries. There is no such provision in the certificates of incorporation of any of the Company's other subsidiaries and, as discussed above, no such provision was included in the Certificate of Incorporation of Sub prior to its reorganization.

      The Company may, from time to time, find it desirable to merge Sub with another of Company's subsidiaries, sell all or substantially all of Sub's assets to another of Company's subsidiaries, or take other actions involving Sub of the types described in the preceding paragraph. Unless Article Sixteenth is deleted, such actions would require a vote of the Company's stockholders before such actions could be undertaken.

      Scheduling such a vote, whether at a regular annual stockholders meeting or at a special meeting, would delay the completion of the desirable actions and add to their cost. In order to avoid such delay and cost, and to provide maximum flexibility and efficiency under the existing holding company structure, the Company proposes to eliminate Article Sixteenth from Sub's Amended and Restated Certificate of Incorporation. The Company has no present intention to engage in any transaction with a third party that would require a stockholder vote of the type contemplated by Article Sixteenth. Following the removal of this provision from Sub's Amended and Restated Certificate of Incorporation, stockholders of the Company will continue to have the voting rights typically provided to stockholders of a holding company by Delaware law.

      If the proposed Amendment is approved by the Company's stockholders, only a vote of Sub's sole stockholder, the Company, would be required in connection with any matter that requires stockholder approval under Sub's Certificate of Incorporation or Delaware law.

      The Board of Directors believes that the deletion of Article Sixteenth of Sub's Amended and Restated Certificate of Incorporation will allow the Company to manage its entire organization more efficiently and effectively. The affirmative votes of a majority of the shares of the Common Stock of the Company are required for approval of this amendment to Sub's Amended and Restated Certificate of Incorporation. If the Stockholders approve this proposed amendment, the Company intends to promptly effect the change by filing or causing to be filed an appropriate amendment to Sub's Amended and Restated Certificate of Incorporation with the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF KERR-MCGEE OPERATING CORPORATION.

                         REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

      In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements contained in the Annual Report. The review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Company's independent public accountants are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Committee reviewed with Arthur Andersen LLP, the Company's then independent public accountants, Arthur Andersen LLP's judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee also discussed with Arthur Andersen LLP, the independent public accountants' independence from management and the Company, including the matters contained in the written disclosures required by the Independence Standards Board. The Committee considered whether the provision of non-audit services by the Company's independent public accountants is compatible with maintaining the accountants' independence.

      The Committee discussed with both the Company's internal auditors and the independent public accountants the overall scope and plans for their respective audits. The Committee met with both the internal auditors and the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2001 for filing with the Securities and Exchange Commission. The Committee also recommended to the Board the appointment of Ernst & Young LLP as the Company's independent public accountants for 2002.

SUBMITTED BY:

AUDIT COMMITTEE

  Leroy C. Richie, Chair
  John J. Murphy
  Matthew R. Simmons
  Farah M. Walters
  Ian L. White-Thomson

                FEES PAID TO THE INDEPENDENT PUBLIC ACCOUNTANTS

      During calendar year 2001, the Company retained Arthur Andersen LLP, the Company's then independent public accountants, to provide services in the following categories and amounts:

Audit Fees.....................  $2,242,000
Information Technology
  Consulting Fees..............  $   --
                                 ----------
All Other Fees
  Audit and Accounting (1).....  $  294,000
  Tax..........................   3,360,000
  Other........................     665,000
                                 ----------
    Total Other Fees...........  $4,319,000
                                 ----------
    Total Fees.................  $6,561,000
                                 ==========

---------------------

(1) These amounts represent fees for audits of benefit plans, acquisition assistance and work performed in connection with registration statements.

                             EXECUTIVE COMPENSATION
                             AND OTHER INFORMATION

      The report of the Executive Compensation Committee of the Board is set out below, together with other information regarding the compensation of certain executive officers of the Company.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

      The Executive Compensation Committee (the "Committee") is comprised of all directors who are not employees of the Company or its affiliates. The Committee or a subcommittee thereof is responsible for administering compensation programs that make it possible for the Company to attract and retain employees with the skills and attitudes necessary to provide the Company with a fully competitive and capable management.

      The Executive Compensation Committee seeks to provide competitive levels of total compensation for the Company's key executives through a mix of base salaries, annual incentive pay, long term incentives and other benefits. The Committee believes that incentive or "at risk" compensation is a key ingredient in motivating executive performance to maximize stockholder value and align executive performance with Company objectives and stockholder interests. The Committee targets total compensation to be competitive at the third quartile level of a peer group of comparable energy and chemical companies, which includes companies constituting the Standard & Poor's Domestic Integrated Oil Index and the Standard & Poor's Oil Producers Index referred to in the Performance Graph on Page 42, as well as other comparable energy and chemical companies selected with the assistance of an independent consulting firm to be representative of the Company's size and business activities (the "Comparison Group"). Since the Company has a substantial amount of its business outside the United States, its compensation policies must also be internationally competitive and flexible. This enables the Company to attract and retain high-quality management and to compete globally.

BASE SALARIES

      In reviewing and determining base salaries for executive officers, the Committee annually reviews current competitive market compensation data of the Comparison Group prepared by an independent consulting firm. The Committee's policy is to set executive officers' base salaries at or near the third quartile of base salaries of the Comparison Group to enable the Company to attract and retain key executives. The Committee takes into consideration individual performance, based on the Committee's evaluation of the performance of the Chief Executive Officer, and the Chief Executive Officer's evaluation of the performance of other executive officers, as well as job related experience and tenure. No specific weight is assigned to any individual factor in determining salaries.

ANNUAL INCENTIVE COMPENSATION

      The Company's Annual Incentive Compensation Plan (the "AICP") is an incentive compensation plan for Company officers that provides incentive compensation based on the performance of the Company's operating divisions relative to the performance of peer comparison groups. Performance thresholds established annually by the Committee or a subcommittee thereof must be achieved before officers qualify for AICP awards.

      Each year, an award target is established for each executive officer. Award targets are based on each officer's level of responsibility and targets the third quartile of the Comparison Group competitive data. In 2001, award targets ranged from 45% to 100% of base salary. An executive officer may receive up to 200% of the officer's award target if performance objectives are exceeded and the officer's performance excels. The amount of an officer's award may be reduced or eliminated based on the officer's individual performance. The Committee or a subcommittee thereof will determine AICP awards for 2001 in May 2002, based on five measurement criteria.

      During 2001, the Company continued to profitably grow its core businesses, while returning solid earnings to the bottom line. At year-end 2001, the Company had increased its total assets to $11 billion or $109 per common share, reflecting an increase of 35% in the per share value from year-end 2000. Similarly, the Company increased total assets net of total debt to $6.4 billion or $64 per common share, an increase of 15% in the per share value over the year ago period.

      Earnings before special items and changes in accounting principles for the year ended December 31, 2001, reached $542 million or $5.26 per share. Average daily production volumes of oil and natural gas increased during the year to 297,000 barrels of equivalent and unit production costs decreased to $4.45/BOE, helping to partially offset the impact of lower commodity prices and the depressed economy's impact on operating profit from the chemical unit.

      Kerr-McGee's oil and gas exploration and production activities generated operating profits that were the second highest in the Company's history. Continued success from the oil and gas unit's exploration program coupled with strategic acquisitions enabled the Company to replace more than 490% of its production during the year, with more than 290% coming from the drill bit.

      During the year, the oil and gas unit drilled a record 79 exploratory and appraisal wells with a 63% success rate. Newly discovered fields are located primarily in the Company's existing core areas in the North Sea and the deepwater of the Gulf of Mexico.

      During the year, the Company approved development plans for the deepwater Gunnison discovery in the Gulf of Mexico and the Maclure field in the North Sea. Development of the Tullich area in the North Sea is already underway and development options are being evaluated for the Red Hawk discovery in the Gulf of Mexico.

      The oil and gas unit also achieved significant milestones on several project developments during the year. At its 100%-owned Leadon field in the U.K. Sector of the North Sea, first oil was achieved in November 2001, just
15 months after Board approval of the project. In the deepwater Gulf of Mexico, Kerr-McGee installed the world's first truss spar at its 50%-owned Nansen field in 3,700 feet of water. Kerr-McGee also installed a twin truss spar at its 30%- owned Boomvang field.

      The Company supplemented the oil and gas unit's drilling success with the $1.8 billion acquisition of HS Resources in August 2001. The acquisition provides additional balance to the Company's oil and gas portfolio from a risk, geographic and product standpoint. The transaction added 1.3 TCF of proved gas equivalents and offers additional potential from more than 800 BCFe of probable and possible reserves.

      Kerr-McGee grew its gross acreage inventory during 2001 by approximately 50% to 81 million acres. Virtually all of the increase was associated with high-potential deepwater plays. Kerr-McGee's worldwide deepwater acreage now represents about 75% of the Company's total acreage inventory. Among independent oil companies, Kerr-McGee remains the largest leaseholder overall in the Gulf of Mexico, as well as in the Gulf's prolific deepwaters.

      The Company achieved these milestones while continuing to operate safely and in an environmentally friendly manner. Kerr-McGee was awarded one of the nation's top safety and environmental awards - The National Safety Award for Excellence (SAFE) - by the U. S. Department of the Interior's Mineral Management Service. This is the Company's third SAFE award in five years. The Company also received the Australian Petroleum Production and Exploration Association's safety award for its drilling operations in Australia.

      Kerr-McGee's chemical operations introduced CR-840, a market leading titanium dioxide pigment grade for use in plastics. This product offers many performing advantages over competing products and will be a key part of the Company's strategy with respect to the global markets for plastics.

      During 2001, the Company acquired the remaining 20% interest in two TiO(2) production facilities in Europe from Bayer AG and completed the expansion of its pigment plant in Australia. These activities increased the Company's net TiO(2) production capacity by 2% to 547,500 tonnes annually and effectively positions the Company to meet future increases in demand for product orders.

      Also in 2001, the Chemical unit successfully field tested new technology, which allows for expansion of raw pigment process production capacity with low incremental capital cost.

      The Company further expanded its chemical business in April 2001 when the Company entered into a 50-50 joint venture with Hydro-Quebec to produce and sell a new lithium metal-polymer battery.

The joint venture establishes a platform for the Company to compete in the developing market for hybrid electric vehicles and in telecommunications and utility peak shaving.

LONG TERM INCENTIVES

      The Committee believes that ownership of Company stock by the Company's executive officers promotes commitment to the long-term success of the Company. Stock ownership guidelines expressed as a multiple of each officer's base salary have been established for the Company's executive officers. The Committee or a subcommittee thereof periodically reviews the guidelines and each officer's stock ownership.

      The Stockholders previously approved the use of Company stock in the form of stock options and restricted stock awards to provide long-term incentive compensation for the Company's key executives. The Committee believes that the use of stock-based compensation to establish a direct relationship between the compensation of executives and the value of the Company's stock helps ensure continued alignment between the interests of the executive officers and the interests of the Company and its stockholders. The Committee believes that equity incentives are an important tool for attracting and retaining key employees by rewarding long term management performance based on objectively measured results.

      The aggregate value of stock options and restricted stock granted to each executive officer, including the Chief Executive Officer, is based on a percentage of the individual officer's salary. The percentage is set annually by the Committee or a subcommittee thereof after considering each officer's performance, level of responsibility and prior awards. The Committee relies on surveys and reports by an independent consulting firm as to competitive awards made within the Comparison Group and targets the third quartile of the Comparison Group. The number of stock options granted in 2001 to Mr. Corbett and the next four highest paid executive officers is set forth in the Option Grants Table on Page 37. The amount of restricted stock granted in 2001 to Mr. Corbett and the next four highest paid executive officers is set forth in the Summary Compensation Table on Page 35.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      The Chief Executive Officer's compensation is determined in accordance with the policies described above. In recommending Mr. Corbett's base salary, the Committee considers competitive salaries of Chief Executive Officers for comparable energy and chemical companies within the Comparison Group as compiled by an independent consulting firm. On the Committee's recommendation, the Board increased Mr. Corbett's annual base salary to $1,025,000 on January 8, 2001. However, base salary in excess of $1 million for 2001 was deferred into the Company's Executive Deferred Compensation Plan.

      Mr. Corbett's incentive compensation under the AICP for 2001 will be determined in May 2002, based on five measurement criteria.

The Committee or a subcommittee thereof will consider the Company's substantial accomplishments under Mr. Corbett's leadership in 2001, with no specific weight assigned to any single accomplishment for his discretionary compensation.

      Under Mr. Corbett's leadership, the Company continued to profitably grow the Company's two core businesses in a difficult global economy. At the end of 2001, the total assets of the Company increased to $11 billion or $109 per common share, reflecting an increase of 35% in the per share value from year-end 2000. Total assets net of total debt also increased to $6.4 billion or $64 per common share, reflecting an increase of 15% in the per share value during the year. Year end earnings before special items and changes reached $542 million or $5.26 per share. Average daily oil and gas production increased to 297,000 barrels of equivalent and unit production costs decreased to $4.45/BOE.

      Continued success from the Company's exploration and production program along with strategic acquisitions resulted in total production replacement of more than 490% with 290% coming from the drill bit. The Company acquired HS Resources in August for $1.8 billion, providing the Company with additional balance to its oil and gas portfolio from a risk, geographic and production standpoint.

      In addition, the Company acquired the remaining 20% interest in two TiO(2) production facilities in Europe from Bayer AG and completed its expansion of the pigment plant in Australia, increasing net TiO(2) production capacity by 2% to 547,500 tonnes annually.

      The Committee believes that executive compensation arrangements for 2001 appropriately reflect its policy to set executive compensation so that the interests of the Company's executive officers are aligned with the interests of the Company's Stockholders.

FEDERAL INCOME TAX DEDUCTIBILITY

      Section 162(m) of IRS Code generally limits the corporate deduction on compensation paid to the Chief Executive Officer and to the next four highest paid officers to $1 million each during any fiscal year unless such compensation meets certain performance-based requirements. In May 1998, the Company's AICP was approved by Stockholders. The Committee believes that incentive compensation paid under the plan constitutes "performance based" compensation that is exempt from the deduction limit.

      The Company's Long Term Incentive Plan was approved by Stockholders on May 9, 2000. The Committee expects that all income derived from stock options granted in 2001 to executive officers will qualify as performance-based compensation as defined under Section 162(m).

SUBMITTED BY:

EXECUTIVE COMPENSATION COMMITTEE

  Matthew R. Simmons, Chairman
  William E. Bradford
  Sylvia A. Earle
  David C. Genever-Watling
  Martin C. Jischke
  William C. Morris
  John J. Murphy
  Leroy C. Richie
  Nicholas J. Sutton
  Farah M. Walters
  Ian L. White-Thomson

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table contains individual compensation information for the Chief Executive Officer and for the next four highest paid executive officers for services rendered in all capacities for the fiscal years ended December 31, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                  ANNUAL COMPENSATION                         AWARDS
                                       ------------------------------------------   ---------------------------
                                                                                                       NO. OF
                                                                                      RESTRICTED     SECURITIES
NAME AND                                                           OTHER ANNUAL         STOCK        UNDERLYING      ALL OTHER
PRINCIPAL POSITION            YEAR       SALARY       BONUS      COMPENSATION(1)    AWARD(S)(2)(6)   OPTIONS(3)   COMPENSATION(4)
--------------------------  --------   ----------   ----------   ----------------   --------------   ----------   ----------------
Luke R. Corbett,              2001     $1,019,712            *       $73,800          $2,277,188      150,000         $61,183
Chairman of the Board and     2000        892,596   $1,100,000        66,750           1,897,500      150,000          53,556
Chief Executive Officer       1999        717,500      730,000            --                   0       75,000          43,050

Kenneth W. Crouch,            2001        447,885            *            --             390,375       40,000          26,873
Senior Vice President,        2000        395,769      325,000            --             316,250       35,000          23,746
Exploration & Production      1999        293,077      250,000            --                   0       17,500          15,877

William P. Woodward,          2001        427,038            *            --             357,844       40,000          25,622
Senior Vice President,        2000        357,461      295,000            --             284,625       25,000          21,448
Chemical                      1999        291,923      230,000            --                   0       17,500          17,515

Robert M. Wohleber,(5)        2001        418,096            *            --             357,844       35,000          25,086
Senior Vice President and     2000        375,000      305,000            --             126,500       15,000          22,500
Chief Financial Officer       1999         25,962       20,000            --             232,500       25,000           1,558

Gregory F. Pilcher,           2001        372,673            *            --             292,781       25,000          22,360
Senior Vice President,        2000        292,424      260,000            --             253,000       25,000          17,545
General Counsel and           1999        195,968      110,000            --                   0            0          11,758
Secretary

*  Bonus will be determined in May 2002.

See "Report of the Executive Compensation Committee beginning on Page 30.

(1) Perquisite or other personal benefits received from the Company that exceed reporting thresholds established by Securities and Exchange Commission regulations.

(2) Restricted stock grants are valued based on the closing price of the stock on the New York Stock Exchange on the date of grant.

(3) The Company has never granted Stock Appreciation Rights ("SARs") not attached to a stock option and has not granted SARs attached to stock options since January 1991.

(4) Consists of 401(k) plan contributions by the Company pursuant to the Employee Stock Ownership Plan and amounts contributed under the nonqualified benefits restoration plan. Company contributions pursuant to the Employee Stock Ownership Plan for 2001 were $10,200 each to
      Messrs. Corbett, Crouch, Woodward, Wohleber and Pilcher. Amounts contributed under the nonqualified benefits restoration plan for 2001 on behalf of Messrs. Corbett, Crouch, Woodward, Wohleber and Pilcher were:
      $50,983, $16,673, $15,422, $14,886 and $12,160, respectively. The amounts contributed by the Company to the non-qualified benefits restoration plan on behalf of such persons are identical to the amounts that would have been contributed pursuant to the Employee Stock Ownership Plan except for IRS Code limitations.

(5) Mr. Wohleber began employment with the Company on December 1, 1999, as Chief Financial Officer.

(6) As of December 31, 2001, the aggregate number of shares of restricted stock held by the named officers and the market value of that stock, based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2001, were: Luke R. Corbett, 65,000 shares, $3,562,000; Kenneth W. Crouch, 11,000 shares, $602,800; William P.
      Woodward, 10,000 shares, $548,000; Robert M. Wohleber, 11,500 shares, $630,200; and Gregory F. Pilcher, 8,500 shares, $465,800. Dividends are paid to the holders of restricted stock.

STOCK OPTIONS

      The following table contains information concerning stock options granted during the fiscal year ended December 31, 2001, to the Chief Executive Officer and the next four highest paid executive officers

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             PERCENT
                              NO. OF         OF TOTAL
                            SECURITIES       OPTIONS
                            UNDERLYING      GRANTED TO      PER SHARE
                             OPTIONS       EMPLOYEES IN     EXERCISE                         GRANT DATE
           NAME             GRANTED(1)   FISCAL YEAR 2001     PRICE     EXPIRATION DATE   PRESENT VALUE(2)
--------------------------  ----------   ----------------   ---------   ---------------   ----------------
                                                                         January 9,
Luke R. Corbett              150,000          14.64%         $65.19      2011                $3,381,000
                                                                         January 9,
Kenneth W. Crouch             40,000           3.90%          65.19      2011                   901,600
                                                                         January 9,
William P. Woodward           40,000           3.90%          65.19      2011                   901,600
                                                                         January 9,
Robert M. Wohleber            35,000           3.42%          65.19      2011                   788,900
                                                                         January 9,
Gregory F. Pilcher            25,000           2.44%          65.19      2011                   563,500

(1) All stock options granted in 2001 were nonqualified stock options. The exercise price per option is 100% of the fair market value of a share of Common Stock on the date of grant. No option expires more than ten years and one day from the date of grant. At or after the grant of an option, the Executive Compensation Committee ("Committee") may, in its discretion, grant a participant a SAR. A SAR is only exercisable during the term of the associated option. No SARs were granted in 2001, nor have any been granted since 1991. Upon a change in control, all options and any accompanying SARs held for more than six months become immediately exercisable in full. For all options granted in 2001, a change in control shall be deemed to have occurred upon (a) a change in any two year period in a majority of the members of the Board of Directors of the Company, as defined in the 2000 Plan, (b) any person becoming the beneficial owner, directly or indirectly, of 25% or more of the Company's outstanding Common Stock, (c) with certain exceptions, the consummation of a merger or consolidation of the Company with any other corporation, a sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions ("Transactions") other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power of the surviving corporation(s), or (d) if a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction, if taken, will be deemed a change in control and such proposed transaction is effected.

(2) The present value of stock option grants was computed in accordance with the Black-Scholes option pricing model, with assumptions consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," as permitted by the rules of the Securities and Exchange Commission. Key assumptions used under the Black-Scholes model include: (a) an expected option term of 5.8 years, (b) interest rate of 4.99%, which represents the U.S. Treasury Strip Rate at the date of grant with maturity corresponding to the expected option term, (c) stock price volatility of 42.85% calculated using monthly stock prices for the 36 months prior to the date of the grant, and
(d) dividends at an average annual dividend yield of 3.30%. Based on the Black-Scholes model, the value on January 9, 2001, was $22.54 per option. The Company believes, however, that it is not possible to accurately determine the value of options at the time of grant using any option pricing model, including Black-Scholes. Use of any option pricing model to value options requires assumptions about future events that may prove to be inaccurate.

OPTION/SAR EXERCISES AND HOLDINGS
      The following table contains information with respect to options/SARs exercised during 2001 and the value of unexercised options/SARs held as of December 31, 2001 for the Chief Executive Officer and the next four highest paid executive officers.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/
                                                              OPTIONS/SARS AT                       SARS
                                                             DECEMBER 31, 2001            AT DECEMBER 31, 2001(1)
                         SHARES ACQUIRED     VALUE      ----------------------------    ----------------------------
NAME                       ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                     ---------------    --------    -----------    -------------    -----------    -------------
Luke R. Corbett               1,900         $44,116       338,300         275,000       $1,264,356       $364,530
Kenneth W. Crouch                --              --        39,499          69,168           85,052         85,067
William P. Woodward           6,500         206,115        36,400          62,501           82,286         85,067
Robert M. Wohleber               --              --        21,666          53,334               --             --
Gregory F. Pilcher               --              --        13,933          41,667            6,329             --

(1) Options/SARs are "in the money" if the fair market value of the Common Stock exceeds the exercise price. At December 31, 2001, the closing price of the Common Stock on the New York Stock Exchange was $54.80.

RETIREMENT PLANS

      The Company maintains retirement plans for all employees, including officers. The following table illustrates the pension benefits that may accrue to executive officers under the Company's retirement plans assuming various service periods. The table shows the estimated annual pension benefits payable to a covered participant at normal retirement age. Pension benefits include benefits payable under the Company's qualified defined benefit plan and the Company's nonqualified benefits restoration plan (the "BRP"). The BRP provides benefits that would be provided under the qualified defined benefit plan but for certain IRS Code limitations on qualified plan benefits.

                             RETIREMENT PLAN TABLE

   AVERAGE ANNUAL       15 YEARS   20 YEARS   25 YEARS   30 YEARS    35 YEARS
    COMPENSATION        SERVICE    SERVICE    SERVICE     SERVICE     SERVICE
---------------------   --------   --------   --------   ---------   ---------
     $  400,000         $97,235    $129,648   $162,059   $ 194,470   $ 209,470

        600,000         147,235     196,314    245,393     294,471     316,971

        800,000         197,235     262,981    328,726     394,471     424,471

      1,000,000         247,236     329,648    412,060     494,471     531,971

      1,200,000         297,236     396,315    495,393     594,471     639,471
      1,400,000         347,236     462,982    578,727     694,471     746,971

      1,600,000         397,236     529,648    662,060     794,472     854,472

      1,800,000         447,236     596,315    745,394     894,472     961,972

      2,000,000         497,236     662,982    828,727     994,472   1,069,472

      2,200,000         547,236     729,649    912,061   1,094,472   1,176,972

      2,400,000         597,236     796,316    995,394   1,194,472   1,284,472

      Covered compensation under the retirement plans consists of salary, bonus and pretax Section 125 and 401(k) benefit contributions, all based on the highest 36 consecutive months out of the last 120 months prior to retirement. Amounts shown are computed on a straight life annuity basis. As of December 31, 2001, Mr. Corbett had 16 years of credited service; Mr. Crouch, 27;
Mr. Woodward, 29; Mr. Wohleber, 2; and Mr. Pilcher, 9.

      The Company's Supplemental Executive Retirement Plan (the "SERP"), adopted effective January 1, 1991, is a defined benefit plan administered by the Executive Compensation Committee. The SERP, as amended, provides supplemental retirement benefits to certain key senior executives selected by the Executive Compensation Committee. Full benefits are payable upon retirement on or after age 60. Reduced benefits are payable upon retirement on or after age 52. SERP benefits are paid in an actuarially determined lump sum calculated to approximate a life annuity. The amount of the benefit is equal to a portion of the participant's final average monthly compensation less the sum of (1) the participant's monthly primary social security benefit and (2) the participant's monthly benefits payable under the Company's other defined benefit plans. The portion of a participant's final average monthly compensation used to determine SERP benefits varies from 40% to 70% and depends on the participant's age at retirement and other factors. As of December 31, 2001, the estimated lump sum SERP benefit payable upon retirement to the executive officers named in the Summary Compensation Table, assuming (i) retirement at age 60, and
(ii) salaries are maintained at their current level, is: Mr. Corbett, $7,668,414; Mr. Crouch, $1,513,874; Mr. Woodward, $552,915; Mr. Wohleber,
$1,385,681; and Mr. Pilcher, $922,619.

CONTINUITY AGREEMENTS

      Continuity Agreements between the Company and its executive officers and certain key employees, including Messrs. Corbett, Crouch, Woodward, Wohleber and Pilcher, provide certain benefits in the event of a qualifying termination that occurs in connection with a "change in control" of the Company.

      In the event of a qualifying termination of employment within two years after a change in control, such executive will be entitled to receive:

- A lump sum cash payment equal to three times the executive's annual base salary, bonuses and perquisites (with such perquisites calculated at 7% of the executive's annual base salary);

- Any accrued but unpaid compensation (including the pro-rata amount of any bonus); and

- An amount representing additional savings plan contributions for a three-year period plus the present value of lost pension benefits under the Company's qualified defined benefit pension plans after giving effect to five years of credit for age and service in the benefit calculation.

      If the payment made to the officer causes the officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the IRS
Code), then the payment shall be grossed up to compensate the executive for the excise tax. In addition, in the event of a qualifying termination, the officer will be entitled to:

-     A continuation of welfare benefits for up to three years;

-     Outplacement services;

-     Acceleration of vesting of all equity and equity-based awards; and

- Amounts that such officer would otherwise be entitled to receive under Kerr-McGee's Supplemental Executive Retirement Plan (SERP) described more fully in the "Retirement Plans".

      A change in control means (a) a change in any two year period in a majority of the members of the Board of Directors of the Company, as defined in the Continuity Agreement, (b) any person becoming the beneficial owner, directly or indirectly, of 25% or more of the Company's outstanding Common Stock,
(c) with certain exceptions, the consummation of a merger or consolidation of the Company with any other corporation, a sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions ("Transactions") other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power of the surviving corporation(s), or (d) if a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction, if taken, will be deemed a change in control and such proposed transaction is effected.

      The Company also has made provision under its Benefits Restoration Plan and the SERP for the crediting of additional years of age and service to certain executive officers, including those named in the Summary Compensation Table, whose employment is terminated under the circumstances described above following a change in control of the Company.

PERFORMANCE GRAPH

      Set forth on page 42 is a line graph comparing the yearly percentage change in the cumulative total return to Stockholders on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index, Standard & Poor's Oil Producers' Index and the Standard & Poor's Domestic Integrated Oil Index for the five-year period 1997 through 2001. As a result of the Company's divestiture of its marketing and oil refining business in 1995, Standard & Poor's changed the Company's peer group designation in 2001 which resulted in two peer group comparisons being reflected in this Proxy Statement. Future Proxy Statements will reference only the Standard & Poor's Oil Producer's Index as the peer group comparison.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                             KERR-MCGEE CORPORATION
                S&P 500 INDEX, S&P DOMESTIC INTEGRATED OIL INDEX
                          AND S&P OIL PRODUCERS' INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CUMULATIVE TOTAL RETURN
Based on an initial investment of $100 on December 31, 1996 with dividends reinvested

        KERR-MCGEE  S&P OIL  S&P DOMESTIC  S&P 500
Dec-96        $100     $100          $100     $100
Dec-97         $90      $92          $119     $133
Dec-98         $57      $63           $97     $171
Dec-99         $95      $75          $120     $207
Dec-00        $106     $119          $140     $188
Dec-01         $89      $94          $147     $166

                             STOCKHOLDER PROPOSALS

- Stockholder proposals for the 2003 Annual Meeting must be received at the principal executive offices of the Company no later than November 25, 2002, to be considered for inclusion in the Proxy Statement and form of proxy relating to the Annual Meeting in 2003.

- For any other proposal that a Stockholder wishes to have considered at the 2003 Annual Meeting, the Company must have received written notice of such proposal during the period beginning February 13, 2003, and ending
      March 5, 2003.

- Proposals which are not received by the dates specified will be considered untimely. In addition, proposals must comply with Delaware law, the ByLaws of the Company and the rules and regulations of the Securities and Exchange Commission.

                            EXPENSE OF SOLICITATION

      The cost of this proxy solicitation is being borne by the Company. To assist in the proxy solicitation, the Company has engaged Georgeson & Co. for a fee of $13,500 plus out-of-pocket expenses. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail, Internet, telephonic or facsimile communications or meetings with Stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation for doing so.

                             OWNERSHIP OF STOCK OF
                                  THE COMPANY

      To the best of the Company's knowledge, no person beneficially owned more than 5% of any class of the Company's outstanding voting securities at the close of business on March 1, 2002, except as set forth below:

                                  NAME AND ADDRESS OF             AMOUNT AND NATURE OF    PERCENT
TITLE OF CLASS                      BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS*
--------------          ----------------------------------------  --------------------   ---------
Common Stock            AXA Group Entities(1)                          5,549,524            5.5%

Common Stock            Capital Research and Management                6,347,800            6.3%
                        Company(2)
                        333 South Hope Street
                        Los Angeles, California 90071

Common Stock            Barclays Entities(3)                           6,094,737            6.1%

*      Based on outstanding shares as of December 31, 2001 totaling 100,185,330

(1)   Refers to the following wholly or majority-owned subsidiaries of AXA:

      Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105; The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104; AXA Investment Managers Paris, 46 Avenue de le grande armee, 75017 Paris, France; and AXA Investment Managers UK Ltd, 7 Newgate Street, London EC1A 7NX England. Based on Amendment No. 2 to Schedule 13G as of December 31, 2001:

      (a) AXA Investment Managers Paris has sole power to vote and sole power to dispose of 7,153 shares, and holds no shares over which it has shared voting or shared disposition power.

      (b) AXA Investment Managers UK Ltd. has sole power to vote and dispose of 371,450 shares, and does not hold any shares over which it has shared voting or shared disposition power.

      (c) Alliance Capital Management L.P. has sole power to vote 2,212,258 shares, sole power to dispose of 5,139,676 shares, and shared power to vote 2,007,900 shares, and holds no shares over which it has shared disposition power.

      (d) The Equitable Life Assurance Society of the United States has power to dispose of 31,245 shares, and holds no shares over which it has sole voting power or shared voting or shared disposition power.

(2) Based on Amendment No. 4 to Scheduled 13G as of December 31, 2001, the Capital Research and Management Company has sole power to dispose of 6,347,800 shares. Capital Research and Management Company reports that it holds no shares over which it has sole voting power or shared voting or shared disposition power.

(3) Refers to the following Barclays Entities: Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, California 94105; Barclays Global Fund Advisers, 45 Fremont Street, San Francisco, California 94105; Barclays Global Investors, Ltd., Murray House, 1 Royal Mint Court, London, England EC3 NHH; Barclays Funds Ltd., Gredley House, 11 The Broadway, Stratford, England E15 4BJ; Barclays Trust and Banking Company
      (Japan) Ltd. Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo, Shibuya-Ku, Tokyo, Japan 150-8402; Barclays Life Assurance Company, Ltd., Unicorn House, 5th Floor, 252 Romford Road, Forest Gate, London, England E7 9JB; and Barclays Capital Securities, Ltd., 5 The North Colonnade, Cannery Wharf, London, England E14 4BB. Based on Schedule 13G as of December 31, 2001:

      (a) Barclays Global Investors, N.A. has sole power to vote 5,027,259 shares and sole power to dispose of 5,171,762 shares, and holds no shares over which it has shared voting or shared disposition power.

      (b) Barclays Global Fund Advisers has sole power to vote 516,621 shares and sole power to dispose of 527,108 shares, and holds no shares over which it has shared voting or shared disposition power.

      (c) Barclays Global Investors, Ltd. has sole power to vote 341,957 shares and sole power to dispose of 346,357 shares, and holds no shares over which it has shared voting or shared disposition power.

      (d) Barclays Funds Ltd. has sole power to vote and sole power to dispose of 11,401 shares, and holds no shares over which it has shared voting or shared disposition power.

      (e) Barclays Trust and Bank Company (Japan), Ltd. has sole power to vote and sole power to dispose of 30,751 shares and holds no shares over which it has shared voting or shared disposition power.

      (f) Barclays Life Assurance Company, Ltd. has sole power to vote and sole power to dispose of 3,104 shares, and holds no shares over which it has shared voting or shared disposition power.

      (g) Barclays Capital Securities, Ltd. has sole power to vote and sole power to dispose of 4,254 shares, and holds no shares over which it has shared voting or shared disposition power.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and Stockholders owning more than 10% are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the information furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2001, the Company is not aware of any failure to comply with applicable Section 16(a) filing requirements.

                                 OTHER MATTERS

      The Company does not know of any matters to be presented at the meeting other than those set out in the notice preceding this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the persons named on the enclosed proxy will vote said proxy on such other matters at their discretion.

                             HOUSEHOLDING STATEMENT

      Only one Proxy Statement and Annual Report may be delivered to multiple Stockholders sharing an address unless the Company receives contrary instructions from one or more of the Stockholders. Any Stockholder at a shared address to which a single copy of the Proxy Statement and Annual Report have been sent who would like an additional copy of this Proxy Statement and Annual Report or future copies of Proxy Statements and Annual Reports may make a written or oral request to: UMB Bank, N.A., Securities Transfer Division, P. O. Box 410064, Kansas City, Missouri 64141-0064 or call 800-884-4225. Similarly, any Stockholders sharing an address and currently receiving multiple copies of Proxy Statements and Annual Reports, may request that only a single copy of a Proxy Statement and Annual Report is delivered to them in the future.

                               Gregory F. Pilcher
                                   SECRETARY

                                   EXHIBIT A
         KERR-MCGEE CORPORATION 2002 ANNUAL INCENTIVE COMPENSATION PLAN

                                   ARTICLE I
                           ESTABLISHMENT AND PURPOSE

      1.1 ESTABLISHMENT OF THE PLAN. Kerr-McGee Corporation, a Delaware corporation (the "Company"), hereby establishes an annual incentive compensation plan to be known as "The Kerr-McGee Corporation 2002 Annual Incentive Compensation Plan (the "Plan"), as set forth in this document. The Plan permits annual cash awards to Officers of the Company, based on the achievement of pre-established performance goals.

      The Plan is effective May 14, 2002 (the "Effective Date"). The Plan shall first apply to Awards for the 2002 Plan Year performance. The Plan shall remain in effect until terminated as provided in Article V, Section 5.8 herein.

      1.2   PURPOSE. The purposes of the Plan are to:

         (a) Provide incentives to achieve annual goals that are within group and/or individual control and are considered key to the Company's success;

         (b)   Encourage teamwork in various segments of the Company;

         (c) Reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and

         (d) Ensure all amounts paid under the Plan be "qualified performance based compensation" within the meaning of Section 162(m) of the Code and its accompanying regulations.

                                   ARTICLE II
                                  DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

         (a) "AWARD OPPORTUNITY" means the various levels of incentive award payouts which an Officer may earn under the Plan, including Target Incentive Awards, as established by the Committee pursuant to Article V, Sections 5.1 and 5.2 herein.

         (b) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         (c)   "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a committee of two (2) or more members of the Board of Directors, all of whom shall be "outside directors" within the meaning of the Regulations under Code Section 162(m), appointed by the Board to administer the Plan, pursuant to Article III herein.

         (e) "COMPANY" means Kerr-McGee Corporation, a Delaware corporation (including any and all Subsidiaries and Limited Liability Companies) and any successor thereto.

         (f) "EFFECTIVE DATE" means the date the Plan becomes effective, as set forth in Article I, Section 1.1 herein.

         (g) "EMPLOYEE" means a full time, salaried employee of the Company. The term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in the Plan, even if such person is determined to be an "employee" by any governmental or judicial authority.

         (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         (i) "FINAL AWARD" means the actual award earned during a Plan Year by an Officer, as determined by the Committee.

         (j) "LIMITED LIABILITY COMPANY" means any Limited Liability Company in which the Company or a Subsidiary owns fifty percent (50%) or more of the Limited Liability Company.

         (k) "OFFICER" means an Employee who, as of the last day of the applicable Plan Year, is an elected officer of the Company at or above the level of Corporate Vice President, which may also be referenced in the Plan as a Participant.

         (l)    "PLAN YEAR" means the Company's fiscal year.

         (m) "RETIREMENT" means retirement of an Officer after attaining age and service requirements of the Company's pension plan in which the Officer participates. For this purpose, "service" shall be measured under the rules for determining vesting service under the Kerr-McGee Corporation Retirement Plan for U.S. Employees, determined as if the individual were a participant in such plan.

         (n) "SUBSIDIARY" means any corporation (other than the Company) in which the Company, a Subsidiary or a Limited Liability Company of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

         (o) "TARGET INCENTIVE AWARD" means the award, as established by the Committee at a competitive level, which may be paid to an Officer when "targeted" performance results are attained.

         (p) "MAXIMUM INCENTIVE AWARD" means the award, as established by the Committee which is intended to reward outstanding performance, and which may be paid to an Officer when outstanding performance results are attained; however, in no case can the Maximum Incentive Award for an individual Officer exceed $3,000,000.

         (q) "TOTAL DISABILITY" shall normally have such meaning as that defined under the Company's group insurance plan covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan, the Committee shall make such determination.

                                  ARTICLE III
                                 ADMINISTRATION

      3.1 THE COMMITTEE. The Plan shall be administered by a Committee which initially shall be a subcommittee of the Executive Compensation Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, must be members of, and shall serve at the discretion of the Board.

      3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have the full power to determine the size and types of Award Opportunities and Final Awards, to determine the terms and conditions of Award Opportunities in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and (subject to the provisions of Article IV herein) to amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder.

      3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

                                   ARTICLE IV
                         ELIGIBILITY AND PARTICIPATION

      4.1 ELIGIBILITY. Each Officer who is an Officer as of the last day of a Plan Year shall be eligible to participate in the Plan for that Plan Year.

      4.2 NO RIGHT TO PARTICIPATE. No Employee shall at any time have a right to be selected for participation in the Plan despite having previously participated in the Plan.

                                   ARTICLE V
                              AWARD DETERMINATION

      5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. For each Plan Year, the Committee shall establish ranges of attainment of the performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award may be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

      After the performance goals are established, the committee will align the achievement of the performance goals with the Award Opportunities (as described in Article V, Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year will determine the Final Awards.

      The Committee may establish one or more Company-wide performance measures which must be achieved for any Officer to receive a Final Award payment for that Plan Year.

      Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the performance goals for such Plan Year were satisfied.

      5.2 AWARD OPPORTUNITIES. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities may vary in relation to the job classification of each Officer or among Officers in the same job classification. Except as provided in Article V, Section 5.7 herein, Award Opportunities for Officers shall be established as a function of each Officer's

Base Salary (as defined below). No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, various levels of Final Awards which may be paid with respect to specified levels of attainment of the pre-established performance goals.

      For purposes of this Article V, "Base Salary" shall mean, as to any specific Plan Year, an Officer's actual base salary paid while an Officer. Base salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company, but shall not include any payments under this Plan, the 1998, 2000 and 2002 Long Term Incentive Plans, or any other bonuses, incentive pay or special awards. In the event an Employee becomes an Officer during the Plan Year, then only the salary earned while an Officer will be taken into account for awards under this Plan. The Officer shall be eligible to receive any other applicable cash-based compensation from other Company bonus plans for that part of the year in which he was not an Officer.

      5.3 COMPUTATION OF FINAL AWARDS. Awards will be computed and paid based on the attainment of the pre-established performance goals. Awards for proxy-named Officers will be funded with up to 1.5% of cash flow in aggregate with no more than 0.5% of cash flow being allocated to any individual as calculated by the Committee. Subject to Section 5.7 herein, the Committee may establish performance goals based on the Company's Pretax Income, Net Income, Earnings Per Share, Revenue, Expenses, Return on Assets, Return on Equity, Return on Investment, Net Profit Margin, Operating Profit Margin, Operating Cash Flow, Total Stockholder Return, Capitalization, Liquidity, Reserve Adds or Replacement, Finding and Development Costs, Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement or other measures the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, a Limited Liability Company or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. The Committee may also exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U. S. generally accepted accounting principles.

      5.4 THRESHOLD LEVELS OF PERFORMANCE. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Officer.

      5.5   NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in
Article V, Section 5.7 herein, each Officer's Final Award shall be based exclusively on the Award Opportunity levels established by the Committee pursuant to Article V, Section 5.2 above.

      5.6 AWARD ADJUSTMENTS. The Committee shall have the discretion to reduce or eliminate the amount of the Final Award otherwise payable to an Officer.

      5.7   POSSIBLE MODIFICATIONS. In the event that changes are made to Code
Section 162(m) or the Regulations thereunder (or their interpretation) to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the AICP and, to the extent of such changes, without regard to otherwise applicable restrictive provisions of the AICP.

      5.8 AMEND AND TERMINATE. The Board, without notice, at any time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely.

                                   ARTICLE VI
                            PAYMENT OF FINAL AWARDS

      6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by an Officer pursuant to Article VI, Section 6.2 herein, or deferral of all or a portion of an Officer's Final Award is required by Article VI, Section 6.3, each Officer's Final Award shall be paid within seventy-five (75) days after the Award is approved in writing by the Committee.

      6.2 VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. An Officer may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of a deferred compensation plan sponsored by the Company under which such deferral is permitted.

      6.3 DEFERRAL OF FINAL AWARD PAYOUTS. In the event that all or a portion of an Officer's Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, the Committee may, in its discretion, require that payment of the nondeductible portion of such Final Award be deferred under a deferred compensation plan sponsored by the Company.

                                  ARTICLE VII
                           TERMINATION OF EMPLOYMENT

      If before an Award is actually paid to an Officer with respect to a Performance Period the Officer ceases to be a regular, full time employee of the Corporation, any of its Subsidiaries or any of its Limited Liability Companies for a reason other than death, Total Disability or Retirement, the Officer's eligibility under the Plan shall terminate and no Award will be paid. In the event a participating Officer (who was an officer as of the first day of a Plan
Year) terminates employment due to death, Total Disability or Retirement, such Officer shall be entitled to a pro rata portion of the Final Award calculated on actual Base Salary earned by such Officer.

                                  ARTICLE VIII
                             RIGHTS OF PARTICIPANTS

      8.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Officer's employment at any time, nor confer upon any Officer any right to continue in the employ of the Company.

      8.2 NONTRANSFERABILITY. No right or interest of any Officer in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge and bankruptcy.

                                   ARTICLE IX
                               CHANGE IN CONTROL

      In the event of a Change in Control, each Participant shall, in the sole discretion of the Committee (except as otherwise provided in a Participant's continuity agreement with the Company), receive a full payment of the Participant's Target Incentive Award for the Plan Year during which such Change in Control occurs, as determined by the Committee. In such circumstances the Committee shall determine the Final Award based upon such performance during the Plan year until the date of the Change in Control. Such amounts shall be paid in cash to each participant within seventy-five (75) days after the effective date of the Change in Control.

For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if:

      (a) Any person ("Person") as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (other than indirectly as a result of the Company's redemption of its securities); or

      (b) The consummation of any merger or other business combination of the Company, sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholder of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or successor to the Company's assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

      (c) Within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a Person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control); or

      (d) A majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by a written resolution that such proposed transaction, if taken, will be deemed a Change in Control and such proposed transaction is consummated.

                                   ARTICLE X
                                 MISCELLANEOUS

      10.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Oklahoma.

      10.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Article VI, the Company may require that the Officer pay or agree to withholding for any foreign, federal, state or local income or other taxes which may be imposed on any amount deferred.

      10.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

      10.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      10.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

      10.6 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      10.7 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      10.8 CONSTRUCTION. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.

                                   EXHIBIT B
              KERR-MCGEE CORPORATION 2002 LONG TERM INCENTIVE PLAN

                                   ARTICLE I
                                    PURPOSE

      The purpose of the Kerr-McGee Corporation 2002 Long Term Incentive Plan (the "Plan") is to provide incentive opportunities for Non-Employee Directors and key employees, and to align their personal financial interest with the Company's stockholders. The Plan includes provisions for stock options, stock and performance related awards.

                                   ARTICLE II
                                  DEFINITIONS

      (a) "AWARD" shall mean the award which a Performance Plan Participant is entitled to receive under the Performance Plan.

      (b) "BOARD" OR "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

      (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (d) "COMPANY" shall mean Kerr-McGee Corporation and any successor corporation by merger or otherwise.

      (e) "COMMITTEE" shall mean a committee of two (2) or more members of the Board appointed by the Board of Directors to administer the Plan pursuant to
Article III herein. A person may serve on the Committee only if he or she is a "Non-Employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and satisfies the requirements of an "outside director" for purposes of Code section 162(m).

      (f) "EMPLOYEE" shall mean any person employed by the Company, a Subsidiary or Limited Liability Company on a full-time salaried basis, including Officers and Non-Employee Directors thereof. The term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in the Plan, even if such person is determined to be an "employee" by any governmental or judicial authority.

      (g) "FAIR MARKET VALUE" of Stock shall mean the average of the highest price and the lowest price at which Stock shall have been sold on the applicable date as reported in the Wall Street Journal as New York Stock Exchange Composite Transactions for that date. In the event that the applicable date is a date on which there were no such sales of Stock, the Fair Market Value of Stock on such date shall be the mean of the highest price and the lowest price at which Stock shall have been sold on the last trading day preceding such date.

      (h) "INCENTIVE STOCK OPTION" or "ISO" shall mean an Option grant which meets or complies with the terms and conditions set forth in Section 422 of the Code and applicable regulations.

      (i) "INDICATORS OF PERFORMANCE" shall mean the criteria used by the Committee to evaluate the Company's performance with respect to Restricted Stock granted as performance-based compensation under Article VIII, Section 8.1 and each Performance Period for Awards as described in Article IX, Section 9.2, including: the Company's Pretax Income, Net Income, Earnings Per Share, Revenue, Expenses, Return on Assets, Return on Equity, Return on Investment, Net Profit Margin, Operating Profit Margin, Cash Flow, Total Stockholder Return, Capitalization, Liquidity, Reserve Adds or Replacement, Finding and Development Costs, Production Volume, Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement or other measures the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, a Limited Liability Company or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. In establishing a performance goal, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U.S. generally accepted accounting principles.

      (j) "LIMITED LIABILITY COMPANY" or "LLC" shall mean any Limited Liability Company in which the Company or a Subsidiary owns fifty percent (50%) or more of the Limited Liability Company.

      (k) "NON-EMPLOYEE DIRECTOR" shall mean any person duly elected a director of Kerr-McGee Corporation who is not an employee of the Company.

      (l) "OPTION" or "STOCK OPTION" shall mean a right granted under the Plan to an Optionee to purchase a stated number of shares of Stock at a stated exercise price.

      (m) "OPTIONEE" shall mean an Employee or Non-Employee Director who has received a Stock Option granted under the Plan.

      (n) "PERFORMANCE PERIOD" shall mean a period established by the Committee of not less than one year, at the conclusion of which performance-based compensation will become vested and nonforfeitable or settlement will be made with a Performance Plan Participant with respect to the Award.

      (o) "PERFORMANCE PLAN PARTICIPANT" shall mean any eligible Employee so designated by the Committee.

      (p)   "RESTRICTED STOCK" shall mean Stock which is issued pursuant to
Article VIII of the Plan.

      (q) "RESTRICTION PERIOD" shall mean that period of time as determined by the Committee during which Restricted Stock is subject to such terms, conditions and restrictions as shall be assigned by the Committee.

      (r) "RETIREMENT" shall mean retirement of an Employee after attaining age and service requirements of the Company pension plan in which the employee participates. For this purpose, "service" for U.S. Employees shall be measured under the rules for determining vesting service under the Kerr-McGee Corporation Retirement Plan for U.S. Employees. "Retirement" for Non-Employee Directors shall mean termination from service on the Board.

      (s)    "STOCK" shall mean the common stock of the Company.

      (t) "STOCK APPRECIATION RIGHT" or "SAR" shall mean a right granted in connection with an Option in accordance with Article VII of the Plan.

      (u) "SUBSIDIARY" shall mean any corporation (other than the Company) in which the Company, a Subsidiary or a Limited Liability Company of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, provided that, with regard to Incentive Stock Options, "Subsidiary" shall have the meaning provided under section 424(f) of the Code.

      (v) "TOTAL DISABILITY" and "TOTALLY DISABLED" shall normally have such meaning as that defined under the Company's group insurance plan covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan or in the event the individual is a Non-Employee Director, the Committee shall make such determination.

                                  ARTICLE III
                                 ADMINISTRATION

      3.1 THE COMMITTEE. The Plan shall be administered by a Committee which initially shall be a subcommittee of the Executive Compensation Committee of the Board. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan or the Options or SARs or the Restricted Stock Plan or the Performance Plan as it deems necessary or advisable.

      3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have the full power to determine the size and types of Option, SAR and Restricted Stock grants and Awards, to determine the terms and conditions of such grants and Awards in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and to amend the terms and conditions of any outstanding Option, SAR or Restricted Stock grant or Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to the limitations and restrictions otherwise applicable under the Plan including those contained in Article XIII which among other restrictions prohibits the repricing of options without further shareholder approval. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder. The Committee may take any action consistent with the terms of the Plan which the Committee deems necessary to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying the terms and conditions governing any Options, SARs, Restricted Stock or Awards, or establishing any local country plans as sub-plans to this Plan, each of which may be attached as an appendix hereto.

      3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

                                   ARTICLE IV
                                  ELIGIBILITY

      Those Employees who, in the judgment of the Committee, may contribute to the profitability and growth of the Company, and all Non-Employee directors, shall be eligible to receive Options, SARs, grants of Restricted Stock and Awards under the Plan.

                                   ARTICLE V
                            MAXIMUM SHARES AVAILABLE

      The Stock to be distributed under the Plan may be either authorized and issued shares or unissued shares of the Company, including but not limited to shares held as treasury shares. The maximum amount of Stock which may be issued under the Plan in satisfaction of exercised Options or SARs, issued as Restricted Stock or issued under the Performance Plan shall not exceed, in the aggregate, seven million (7,000,000) shares of which no more may be granted, as follows:

(a)  Restricted Stock and Performance Awards to          1,750,000 shares
     Employees
(b)  Stock Options and Restricted Stock to                 300,000 shares
     Non-Employee Directors, but no more
     than 100,000 shares to Restricted Stock

Under the Plan, no Employee shall be awarded, during the term of the Plan Restricted Stock covering more than 400,000 shares of Stock. No more than 1,750,000 Options may be granted to a single employee during the term of this Plan.

      Stock subject to an Option which for any reason is cancelled or terminated without having been exercised, or Stock awarded as Restricted Stock which is forfeited, shall again be available for grants and Awards under the Plan. Stock not issued because the holder of any Option exercises the accompanying SAR shall not again be subject to award by the Committee.

                                   ARTICLE VI
                                 STOCK OPTIONS

      6.1   GRANT OF OPTIONS.

         (a) The Committee may, at any time and from time to time prior to May 13, 2012, grant Options under the Plan to eligible Employees or Non-Employee Directors, for such numbers of shares and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee will also determine the type of Option granted (e.g. ISO, nonstatutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of
     Section 422 of the Code and applicable regulations. The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company, any Subsidiary and any LLC shall not exceed $100,000. The date on which an Option shall be granted shall be the date of the Committee's authorization of such grant. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.

         (b) Each Option shall be evidenced by a Stock Option Agreement in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

      6.2 EXERCISE PRICE. The price at which shares of Stock may be purchased under an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted.

      6.3 OPTION PERIOD. The period during which an Option may be exercised shall be determined by the Committee, provided that such period will not be longer than ten years from the date on which the Option is granted in the case of ISOs, and ten years and one day in the case of other Options. The date or dates on which installment portion(s) of an Option may be exercised during the term of an Option shall be determined by the Committee and may vary from Option to Option. The Committee may also determine to accelerate the time at which installment portion(s) of an outstanding Option may be exercised.

      6.4 TERMINATION OF SERVICE. An Option shall terminate and may no longer be exercised three months after the Optionee ceases to be an Employee or Non-Employee Director for any reason other than Total Disability, death or Retirement. If an Employee's employment is terminated by reason of Total Disability or Retirement all Options will vest and may be exercised within the period not to exceed the lesser of four years following such termination or the remaining term of the Option award. If a Non-Employee Director's service is terminated by reason of Total Disability or Retirement, all Options will vest upon separation from service to the Company and may be exercised within the remainder of the Option's term. If the Optionee is an Employee of the Company and dies while in the employ of the Company, a Subsidiary or LLC, or within three months after the termination of such employment, the vesting provisions will lapse and such Option may, within the lesser of four years after the Optionee's death or the remaining term of the Option award, be exercised by the legal representative of the Optionee's estate, or if it has been distributed as part of the estate, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution. If the Optionee is a Non-Employee Director who dies while in the service of the Company, all Options will vest and such Options may be exercised within the remainder of the term of the Option by the legal representative of the Optionee's estate, or if it has been distributed as part of the estate, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option.

      6.5   PAYMENT FOR SHARES.

         (a) The exercise price of an Option shall be paid to the Company in full at the time of exercise at the election of the Optionee (1) in cash,
     (2) in shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee, (3) in shares of Restricted Stock (including restricted stock granted under a similar plan of the Company) having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee,
     (4) partly in cash and partly in such shares of Stock or Restricted Stock (including restricted stock granted under a similar plan of the Company),
     (5) to the extent permitted by the Committee, through the withholding of shares of Stock (which would otherwise be delivered to the Optionee) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option or (6) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. The Committee may limit the extent to which shares of Stock or shares of Restricted Stock may be used in exercising Options. No Optionee shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Optionee has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

         (b) If shares of Restricted Stock are used to pay the exercise price of an Option, an equal number of shares of Stock delivered to the Optionee upon exercise of an Option, shall be subject to the same restrictions for the remainder of the Restriction Period.

                                  ARTICLE VII
                           STOCK APPRECIATION RIGHTS

      7.1 GRANT. The Committee may affix SARs to an Option, either at the time of its initial granting to the Optionee or at a later date. The addition of such SARs must be accomplished prior to the completion of the period during which the Option may be exercised and such exercise period may not be extended beyond that which was initially established. The Committee may establish SAR terms and conditions at the time such SAR is established.

      7.2   EXERCISE.

      (a) A SAR shall be exercisable at such time as may be determined by the Committee and a SAR shall be exercisable only to the extent that the related Option could be exercised. Upon the exercise of a SAR, that portion of the Option underlying the SAR will be considered as having been surrendered. A SAR shall be automatically exercised at the end of the last business day prior to the stated expiration date of the unexercised portion of the related Option if on such date the Fair Market Value of Stock exceeds the Option exercise price per share.

      (b) The Committee may impose any other conditions upon the exercise of a SAR, consistent with the Plan, which it deems appropriate. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

      (c) Upon the exercise of a SAR, the Company shall give to an Optionee an amount (less any applicable withholding taxes) equivalent to the excess of the Fair Market Value of the shares of Stock for which the right is exercised on the date of such exercise over the exercise price of such shares under the related Option. Such amount shall be paid to the Optionee either in cash or in shares of Stock or both as the Committee shall determine. Such determination may be made at the time of the granting of the SAR and may be changed at any time thereafter. No fractional shares of Stock shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

      7.3   EXPIRATION OR TERMINATION.

      (a) Subject to Article VII, Section 7.3(b), each SAR and all rights and obligations thereunder shall expire on a date to be determined by the Committee.

      (b) A SAR shall terminate and may no longer be exercised upon the exercise, termination, cancellation or expiration of the related Option.

                                  ARTICLE VIII
                             RESTRICTED STOCK PLAN

      8.1 TERMS OF GRANT. At the time of making a grant of Restricted Stock or making payment of an Award in Restricted Stock to an Employee or Non-Employee Director, the Committee shall establish a Restriction Period and assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine applicable to the Restricted Stock to be issued in settlement of such grant or Award. The Committee may designate whether Restricted Stock granted to an employee is "performance-based compensation" as that term is used in section 162(m) of the Code. The vesting of any such Restricted Stock may be conditioned on the achievement of Indicators of Performance during a Performance Period established by the Committee.

      8.2 RESTRICTED STOCK - RIGHTS. Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate duly endorsed stock power, shall be deposited with the Company. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder's rights, with the exception that (i) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period and (iii) a breach of the terms and conditions established by the Committee pursuant to the Award will cause a forfeiture of the Restricted Stock. Subject to Article VI, Section 6.5, Restricted Stock may be used to exercise Options. The Committee may, in addition, prescribe additional restrictions, terms and conditions upon or to the Restricted Stock.

      8.3 TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of Restricted Stock prior to the expiration of the applicable Restriction Period as it may deem appropriate from time to time provided, if an Employee or Non-Employee Director terminates service by reason of Total Disability, death or Retirement, the Restriction Period will continue and applicable restrictions will lapse as if such Employee or Non-Employee Director had continued in service of the Company. In the event of termination a Non-Employee Director due to Total Disability, death or Retirement, the Committee may choose to provide a different vesting schedule for unvested Restricted Stock.

      8.4 RESTRICTED STOCK AGREEMENT. Each grant of, or payment of an Award in, Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

                                   ARTICLE IX
                                PERFORMANCE PLAN

      9.1 ADMINISTRATIVE PROCEDURE. The Committee shall designate Employees as Performance Participants to become eligible to receive Awards under the Plan and shall establish Performance Periods under the Performance Plan, provided that, as calculated by the Committee, (1) the Fair Market Value of Stock or cash covered by all Awards granted under the Plan during a calendar year shall not exceed 1.5% of the average cash flow for the Company for the three fiscal years immediately preceding the grant, and (2) the Fair Market Value of Stock or cash covered by all awards granted to an individual under the Plan during a calendar year shall not exceed .5% of the average cash flow for the Company for the three fiscal years immediately preceding the grant.

      9.2 INDICATORS OF PERFORMANCE. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Awards, and may vary between Performance Periods and different Awards. The Indicators of Performance may include such measures as the Company's Pretax Income, Net Income, Earnings Per Share, Revenue, Expenses, Return on Assets, Return on Equity, Return on Investment, Net Profit Margin, Operating Profit Margin, Operating Cash Flow, Total Stockholder Return, Capitalization, Liquidity, Reserve Adds or Replacement, Finding and Development Costs, Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement or other measures the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, a Limited Liability Company or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. The Committee may also exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U. S. generally accepted accounting principles.

      9.3 AWARD ADJUSTMENT. Subject to the terms of the Plan, the Committee may make downward adjustments in Awards to Performance Plan Participants.

      9.4 PERFORMANCE AWARDS. Awards may be in the form of performance shares, which are units valued by reference to shares of stock or performance units, which are units valued by reference to financial measures or property other than stock and shall be subject to such terms and conditions and other restrictions as the Committee shall assign. At the time of making grants of Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. Awards may be paid out in cash, Stock, Restricted Stock, other property or a combination thereof. Recipients of Awards are not required to provide consideration other than the rendering of service.

      9.5 PARTIAL PERFORMANCE PERIOD PARTICIPATION. Subject to applicable restrictions under section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible to be a Performance Plan Participant after the beginning of such Performance Period. In the event a Performance Plan Participant is involuntarily terminated without cause or terminates employment due to death, Total Disability or Retirement, after completing at least 50% of the Performance Period for an Award, such Performance Plan Participant shall be entitled to a pro rata portion of the Award if the Indicators of Performance are met, payable in accordance with procedures established by the Committee.

                                   ARTICLE X
                        ADJUSTMENT UPON CHANGES IN STOCK

      The number of shares of Stock which may be issued pursuant to this Plan, the number of shares covered by each outstanding Option, the Option exercise price per share, the number of shares granted as Restricted Stock, and the number of shares representing a Performance Plan Participant's Award under the Performance Plan, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding Stock (or change in kind) resulting from any change in the Stock or Options through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a Stock Dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Appropriate adjustment shall also be made by the Committee in the terms of SARs to reflect the foregoing changes. Except as otherwise determined by the Committee, no change shall be made to an Incentive Stock Option under this Article X to the extent it would constitute a "modification" under section 424(h)(3) of the Code.

                                   ARTICLE XI
                               CHANGE IN CONTROL

      Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control:

         (i) If during a Restriction Period(s) applicable to Restricted Stock issued under the Plan, all restrictions imposed hereunder on such Restricted Stock shall lapse effective as of the date of the Change in Control;

        (ii) If during a Performance Period(s) applicable to an Award granted under the Plan, a Participant shall earn no less than the number of performance shares or performance units which the participant would have earned if the Performance Period(s) had terminated as of the date of the Change in Control; or

        (iii) Any outstanding Options or SAR that are not exercisable shall become exercisable effective as of the date of a Change in Control. If an Optionee's employment is terminated within 24 months of the effective date of a Change in Control, to the extent that any Option was exercisable at the time of the Optionee's termination of employment, such Option may be exercised within four years following the date of termination of employment.

      For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if:

      (a) Any person ("Person") as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in
Section 13(d) and 14(d)
thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (other than indirectly as a result of the Company's redemption of its securities); or

      (b) The consummation of any merger or other business combination of the Company, sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholder of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or successor to the Company's assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

      (c) Within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a Person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control); or

      (d) A majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by a written resolution that such proposed transaction, if taken, will be deemed a Change in Control and such proposed transaction is consummated.

                                  ARTICLE XII
                                 MISCELLANEOUS

      12.1 EFFECT ON OTHER PLANS. Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company or any Subsidiaries, unless such other plan specifically provides for such inclusion.

      12.2  TRANSFER RESTRICTIONS. Except as provided in Article XII,
Section 12.3, no Option or SAR, grant of Restricted Stock or Award under this Plan shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable (i) during the lifetime of an Optionee, only by the Optionee or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Optionee, and (ii) after death of the Optionee, only by the Optionee's legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the Optionee.

      12.3 TRANSFER OF OPTIONS. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to an immediate family member of the Optionee who acquires the options from the Optionee through a gift or a domestic relations order. For purposes of this Article XII, Section 12.3, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Stock Option Agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section and provided further that subsequent transfers of transferred options shall be prohibited except those in accordance with Article XII, Section 12.2. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Article VI, Section 6.4 hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the Transferee only to the extent and for the periods specified in Article VI, Section 6.4.

      12.4 WITHHOLDING TAXES. The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Optionee shall pay to the Company an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.

      12.5 TRANSFER OF EMPLOYMENT. Transfer of employment between the Company, a Subsidiary or Limited Liability Company, or between Limited Liability Companies and Subsidiaries shall not constitute termination of employment for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.

      12.6 ADMINISTRATIVE EXPENSES. All administrative expenses associated with the administration of the Plan shall be borne by the Company.

      12.7 TITLES AND HEADINGS. The titles and headings of the articles in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      12.8 NO GUARANTEE OF CONTINUED EMPLOYMENT. No grant or Award to an Employee under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company and no grant or Award to a Non-Employee Director shall constitute any agreement for or guarantee of continuing as a Non-Employee Director.

      12.9 COMMITTEE DUTIES AND POWERS. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.

      12.10 PROCEEDS. The proceeds received by the Company from the sale of Stock under the Plan shall be added to the general funds of the Company and shall be used for corporate purposes as the Board shall direct.

      12.11 GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of Oklahoma, except to the extent that federal law applies.

      12.12 DEFERRAL OF GAIN. Employees who are eligible to participate in the Kerr-McGee Corporation Executive Deferred Compensation Plan (the "EDCP") may elect to defer the gain from the exercise of a Stock Option, Stock Appreciation Rights or lapse of Restricted Stock to the EDCP.

                                  ARTICLE XIII
                           AMENDMENT AND TERMINATION

      The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the stockholders of the Company, amend the Plan so as to (i) increase the number of shares of Stock which may be issued under the Plan, except as provided for in Article X; (ii) change Plan provisions relating to establishment of the exercise prices under Options granted; (iii) extend the duration of the Plan beyond the date approved by the stockholders; or (iv) increase the maximum dollar amount of ISOs which an individual Optionee may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Plan shall, without the consent of the Optionee or Plan participant, alter or impair any of the rights or obligations under any Options or other rights theretofore granted such person under the Plan.

                                  ARTICLE XIV
                              DURATION OF THE PLAN

      The effective date of this Plan shall be May 14, 2002. If not sooner terminated by the Board, this Plan shall terminate on May 13, 2012, but Options and other rights theretofore granted and any Restriction Period may extend beyond that date, and the terms of the Plan shall continue to apply.

            [LOGO]  KERR-MCGEE CORPORATION
                    P. O. Box 25861 - OKLAHOMA CITY, OKLAHOMA 73125


                                 March 25, 2002


To: Participants In The Kerr-McGee Corporation
    SAVINGS INVESTMENT PLAN and/or the
    EMPLOYEE STOCK OWNERSHIP PLAN Dated September 12, 1989:

As a participant in the Kerr-McGee Corporation Savings Investment Plans ("SIP") and/or the Kerr-McGee Corporation Employee Stock Ownership Plan dated September 12, 1989 ("ESOP"), you owned shares of Common Stock of the Company on March 15, 2002, the record date for stockholders entitled to vote at the annual stockholders' meeting to be held on May 14, 2002. This stock is held in trust by Putnam Fiduciary Trust Company, as Trustee for the SIP and State Street Bank and Trust Company, as Trustee for the ESOP.

Each plan provides that the shares of Common Stock of the Company which have been allocated to your account will be voted by the Trustees in accordance with your instructions. Both the SIP and ESOP provide that shares allocated to participants for which no Voting Instructions are received shall be voted by the Trustees in the same proportion as those allocated shares for which instructions are received. The ESOP also provides that shares which have not yet been allocated (approximately 941,600 shares) shall also be voted by the Trustees in the same proportion as those allocated shares for which instructions are received.

Your vote is important and you are urged to vote promptly! IF THE TRUSTEES DO NOT RECEIVE VOTING INSTRUCTIONS FROM YOU, THE SHARES IN BOTH PLANS FOR WHICH NO INSTRUCTIONS ARE RECEIVED AND THE UNALLOCATED SHARES IN THE ESOP WILL BE VOTED IN THE SAME PROPORTION AS THE TOTAL SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED BY THE TRUSTEES.

Enclosed for your information and use are the following:

1. Notice of the Annual Meeting and Proxy Statement. (Since your shares will be voted through the Trustees, the enclosed Voting Instructions replace the Proxy referred to in the Proxy Statement.)

2. Voting Instructions to the Trustee for each plan for your use in directing the Trustees to vote your shares.

3. A postage-paid, self-addressed envelope for your use in returning your Voting Instructions to UMB BANK N.A. which will tabulate the Voting Instructions for each Trustee.

                                       Very truly yours,

                                       KERR-MCGEE CORPORATION
                                       BENEFITS COMMITTEE

                                       By: /s/ John M. Rauh
                                          ------------------------------------
                                          John M. Rauh, Chairman

                                     [LOGO]
                              KERR-MCGEE CORPORATION
   P. O. Box 25861 - OKLAHOMA CITY, OKLAHOMA 73125

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 25, 2002

To Our Stockholders:

      Kerr-McGee Corporation's 2002 Annual Meeting of Stockholders will be held at 9:00 a.m. on Tuesday, May 14, 2002, at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma.

      At the meeting, Stockholders will act on the following matters:

            1.    ELECTION OF THREE DIRECTORS;

            2.    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC
                ACCOUNTANTS;

            3.    APPROVAL OF THE 2002 ANNUAL INCENTIVE COMPENSATION PLAN;

            4.    APPROVAL OF THE 2002 LONG TERM INCENTIVE PLAN; AND

            5. APPROVAL OF THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF KERR-MCGEE OPERATING CORPORATION.

      These matters are described in detail in the Proxy Statement. Copies of the 2002 Proxy Statement and 2001 Annual Report have been mailed separately to your address. The Board of Directors recommends a vote FOR Items 1 through 5.

      Stockholders of record of Kerr-McGee Corporation common stock at the close of business on March 15, 2002, are entitled to receive notice of and to vote at the meeting.

      It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please vote by telephone or Internet or complete and return the proxy card in the enclosed envelope as soon as possible.

                                          Sincerely,

                                          [GREGORY F. FISHER SIG]

                                          Gregory F. Pilcher
                                          Senior Vice President,
                                          General Counsel and Secretary

                         VOTING INSTRUCTIONS TO THE TRUSTEES
                         -----------------------------------

                         FOR ANNUAL STOCKHOLDERS' MEETING OF
                                KERR-MCGEE CORPORATION
                             TO BE HELD ON MAY 14, 2002

Putnam Fiduciary Trust Company, Trustee       State Street Bank and Trust Company, Trustee
Kerr-McGee Corporation                        Kerr-McGee Corporation
Savings Investment Plan                       Employee Stock Ownership Plan
Investors Way                                 P.O. Box 1994
Norwood, Massachusetts 02062                  Boston, Massachusetts 02101

I hereby direct that all my shares of Kerr-McGee Corporation Common Stock ("Common Stock"), the voting of which I am entitled to direct pursuant to the Kerr-McGee Corporation Savings Investment Plan ("SIP") and the Kerr-McGee Corporation Employee Stock Ownership Plan ("ESOP"), be voted by Putnam Fiduciary Trust Company (as Trustee of the SIP) and State Street Bank and Trust Company (as Trustee of the ESOP) at the Annual Meeting Of Stockholders on May 14, 2002.

--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5
--------------------------------------------------------------------------------

The Trustee will vote your shares as you direct. IF YOU SIGN, BUT DO NOT GIVE ANY INSTRUCTIONS OR GIVE PARTIAL INSTRUCTIONS WITH RESPECT TO EITHER THE SIP OR THE ESOP, THE TRUSTEE FOR THE PLAN WILL VOTE AS PARTIALLY INSTRUCTED AND WILL VOTE FOR ANY OF THE ITEMS 1, 2, 3, 4 AND 5 FOR WHICH NO INSTRUCTIONS WERE GIVEN. Please sign exactly as your name appears in the address.

If you do not return your voting instructions to the Trustees, the shares for which no instructions are received will be voted in the same proportion by each Trustee as the total shares for which instructions are received by such Trustee.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

----------------------------------      ---------------------------------------

----------------------------------      ---------------------------------------

----------------------------------      ---------------------------------------

                             VOTING INSTRUCTIONS

Kerr-McGee offers three convenient ways to instruct the Trustee how to vote your stock. You may instruct the Trustee 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. You may also instruct the Trustee by mail. Your telephone or Internet instruction authorizes the Trustee to vote your stock in the same manner as if you marked, signed and returned voting instructions.

TO VOTE BY PHONE:        CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-758-6973
                         You will be asked to enter the Control Number located on the reverse side of the proxy card above your name and address.  Then simply follow the instructions.  PLEASE NOTE THAT ALL INSTRUCTIONS BY TELEPHONE MUST
                         BE RECEIVED BY 5 P.M. (CENTRAL TIME) ON MAY 13, 2002.

TO VOTE BY INTERNET:     GO TO THE WEB SITE ADDRESS: http://www.eproxyvote.com/kmgep and follow the instructions on the screen.  You will be asked to enter the Control Number located on the reverse side of this card above your name and address.  PLEASE NOTE THAT ALL INSTRUCTIONS THROUGH THE INTERNET
                         MUST BE RECEIVED BY 5 P.M. (CENTRAL TIME) ON MAY 13, 2002.

TO VOTE BY MAIL:         Simply mark, sign, date and detach your proxy card and return it in the enclosed postage-paid envelope.  IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET,
                         PLEASE DO NOT MAIL YOUR VOTING INSTRUCTIONS. PLEASE NOTE THAT ALL INSTRUCTIONS
                         BY MAIL MUST BE RECEIVED BY 9 A.M. (CENTRAL TIME) ON MAY 14, 2002.

                         YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING.

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE



     KERR-McGEE CORPORATION

   Mark box at right if an address change or comment                      / /
   has been noted on the reverse side of this card.

   Mark box at right if you wish to vote separately on the two            / /
   plans and indicate your desired vote in the comment field.

     CONTROL NUMBER:


  Please be sure to sign and date this Proxy.  Date_________
----------------------------------------------------------------------

     PARTICIPANT SIGN HERE

----------------------------------------------------------------------

DETACH CARD


THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ITEMS 1, 2, 3, 4 AND 5

1. Election of Three Directors               For All       Withhold     For All
                                             Nominees      From All     Except

   (01) Matthew R. Simmons                     / /           / /         / /
   (02) Nicholas J. Sutton
   (03) Ian L. White-Thomson

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) you do not support. Your shares will be voted for the remaining nominees.

                                                For        Against      Abstain
2. Ratification of the appointment of           / /          / /          / /
   Ernst & Young LLP as the Company's
   independent public accountants

                                                For        Against      Abstain
3. Approval of the 2002 Annual                  / /          / /          / /
   Incentive Compensation Plan

                                                For        Against      Abstain
4. Approval of the 2002 Long Term               / /          / /          / /
   Incentive Plan

                                                For        Against      Abstain
5. Approval of the Amendment of the             / /          / /          / /
   Amended and Restated Certificate of
   Incorporation of Kerr-McGee Operating
   Corporation
                                                           DETACH CARD

                            KERR-MCGEE CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 May 14, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Luke R. Corbett, Gregory F. Pilcher and Robert M. Wohleber, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Kerr-McGee Corporation held of record by the undersigned on March 15, 2002, at the Annual Meeting of Stockholders to be held on May 14, 2002, or any adjournment thereof (1) as hereinafter specified on the matters as more particularly described in the Company's Proxy Statement and (2) in their discretion on any such other business as may properly come before the meeting.

-------------------------------------------------------------------------------
                UNLESS VOTING BY TELEPHONE OR THE INTERNET,
     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
     ENCLOSED ENVELOPE
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE REVERSE SIDE OF THIS PROXY CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
GUARDIAN, PLEASE GIVE FULL TITLE.  IF A CORPORATION, PLEASE SIGN THE FULL
NAME OF THE CORPORATION BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

----------------------------------      ---------------------------------------

----------------------------------      ---------------------------------------

----------------------------------      ---------------------------------------

                             VOTING INSTRUCTIONS

Kerr-McGee offers three convenient ways to vote your stock. You may vote your stock 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. You may also vote by mail. Your telephone or Internet vote authorizes the named proxies to vote your stock in the same manner as if you marked, signed and returned your proxy card.

TO VOTE BY PHONE:        CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-758-6973
                         You will be asked to enter the Control Number located on the reverse side of the proxy card above your name and address.
                         Then simply follow the instructions.  PLEASE NOTE THAT ALL
                         VOTES BY TELEPHONE MUST BE RECEIVED BY 5 P.M. (CENTRAL TIME)
                         ON MAY 13, 2002.

TO VOTE BY INTERNET:     GO TO THE WEB SITE ADDRESS: http://www.eproxyvote.com/kmg
                         and follow the instructions on the screen.  You will be asked to enter the Control Number located on the reverse side of this card above your name and address.  PLEASE NOTE THAT ALL
                         VOTES THROUGH THE INTERNET MUST BE RECEIVED BY 5 P.M. (CENTRAL
                         TIME) ON MAY 13, 2002.

TO VOTE BY MAIL:         Simply mark, sign, date and detach your proxy card and return it in the enclosed postage-paid envelope.  IF YOU ARE VOTING BY
                         TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
                         PLEASE NOTE THAT ALL VOTES BY MAIL MUST BE RECEIVED BY 9 A.M.
                         (CENTRAL TIME) ON MAY 14, 2002.

                         YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING.

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE



     KERR-McGEE CORPORATION



     CONTROL NUMBER:



  Please be sure to sign and date this Proxy.  Date_________
----------------------------------------------------------------------

     SHAREHOLDER SIGN HERE                    CO-OWNER SIGN HERE
----------------------------------------------------------------------

DETACH CARD


THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ITEMS 1, 2, 3, 4 AND 5

1. Election of Three Directors               For All       Withhold     For All
                                             Nominees      From All     Except

   (01) Matthew R. Simmons                     / /           / /         / /
   (02) Nicholas J. Sutton
   (03) Ian L. White-Thomson

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) you do not support. Your shares will be voted for the remaining nominees.

                                                For        Against      Abstain
2. Ratification of the appointment of           / /          / /          / /
   Ernst & Young LLP as the Company's
   independent public accountants

                                                For        Against      Abstain
3. Approval of the 2002 Annual                  / /          / /          / /
   Incentive Compensation Plan

                                                For        Against      Abstain
4. Approval of the 2002 Long Term               / /          / /          / /
   Incentive Compensation Plan

                                                For        Against      Abstain
5. Approval of the Amendment of the             / /          / /          / /
   Amended and Restated Certificate of
   Incorporation of Kerr-McGee Operating
   Corporation

   Mark box at right if an address change or comment                      / /
   has been noted on the reverse side of this card.
                                                           DETACH CARD